REVOLVING LOAN AGREEMENT

                                  Between


                          VARI - L COMPANY, INC.

                                    and

                         BANK ONE, COLORADO, N.A.


                              March 24, 2000


























                             TABLE OF CONTENTS
                                                                    Page
                                                                    ----

ARTICLE I      DEFINITIONS                                             1
     1.1       Definitions.                                            1

ARTICLE II     THE REVOLVING LOAN                                      7
     2.1       Agreement                                               7
     2.2       Revolving Loan.                                         7
     2.3       Payment of Note                                         8
     2.4       Interest; Usury                                         8
     2.5       Unused Revolving Commitment Fee                         8
     2.6       Voluntary Prepayment                                    8
     2.7       Payment                                                 9
     2.8       Payment on Non-Business Days                            9

ARTICLE III    CONDITIONS OF LENDING                                   9
     3.1       Initial Advance                                         9
     3.2       The Initial and Subsequent Advances                    10

ARTICLE IV     SECURITY                                               11
     4.1       Security Agreements                                    11
     4.2       UCC                                                    11

ARTICLE V      REPRESENTATIONS AND WARRANTIES                         11
     5.1       Existence                                              11
     5.2       Non-Contravention                                      11
     5.3       Third Party Authorization                              12
     5.4       Authorization; Binding Effect                          12
     5.5       Litigation                                             12
     5.6       Taxes                                                  12
     5.7       Names and Places of Business                           12
     5.8       Use of Proceeds                                        12
     5.9       Other Obligations                                      13
     5.10      Full Disclosure.                                       13
     5.11      ERISA Compliance                                       13
     5.12      Compliance with Laws                                   15
     5.13      Financial Condition                                    15
     5.14      Environmental Matters                                  15
     5.15      First Priority Security Interest                       15
     5.16      Location of Inventory and Equipment                    15
     5.17      No Burdensome Agreements                               15
     5.18      Licenses                                               15

ARTICLE VI     AFFIRMATIVE COVENANTS                                  16
     6.1       Payment and Performance of Revolving Loan              16
     6.2       Financial Statements.                                  16
     6.3       Preservation of Existence, Etc                         17
     6.4       Maintenance of Property                                17
     6.5       Payment of Other Obligations                           17
     6.6       Insurance                                              17
     6.7       Inspection of Property, Books and Records              18
     6.8       Notices                                                18
     6.9       ERISA Notices                                          18
     6.10      Compliance with Laws                                   19
     6.11      Further Assurances                                     19
     6.12      Environmental Matters                                  19
     6.13      Types of Business                                      19
     6.14      Financial Covenants                                    19
     6.15      Quick Ratio                                            20
     6.16      Primary Deposit and Investment Accounts                20

ARTICLE VII    NEGATIVE COVENANTS                                     20
     7.1       Debt                                                   20
     7.2       Liens                                                  20
     7.3       Guaranty Obligations                                   21
     7.4       Loans and Cash Advances by Borrower                    21
     7.5       Limitation on Investments and New Businesses           21
     7.6       Mergers, Acquisitions and Consolidations               21
     7.7       Burdensome Undertakings                                21
     7.8       Change in Location of Business                         22
     7.9       Disposition of Assets                                  22
     7.10      ERISA                                                  22
     7.11      Transactions with Affiliates                           23
     7.12      Amendments to Organizational Documents                 23

ARTICLE VIII   EVENTS OF DEFAULT                                      23
     8.1       Non-Payment                                            23
     8.2       Other Defaults                                         23
     8.3       Representation or Warranty                             23
     8.4       Loan Documents                                         23
     8.5       Judgments                                              23
     8.6       Insolvency                                             24
     8.7       Bankruptcy, Etc                                        24
     8.8       Cross-Default                                          24
     8.9       ERISA                                                  24
     8.10      Loan Documents                                         25
     8.11      Dissolution                                            25
     8.12      Taxes                                                  25
     8.13      Interest Rate Agreement                                25

ARTICLE IX     REMEDIES                                               25
     9.1       Automatic Acceleration of Revolving Loan               25
     9.2       Optional Acceleration of Revolving Loan                25
     9.3       Setoff                                                 26

ARTICLE X      MISCELLANEOUS                                          26
     10.1      No Waiver; Cumulative Remedies                         26
     10.2      Notices                                                26
     10.3      Counterpart Execution                                  27
     10.4      Governing Law; Entire Agreement                        27
     10.5      Amendments and Waivers                                 27
     10.6      Costs, Expenses and Indemnity                          27
     10.7      Inconsistent Provisions; Severability                  28
     10.8      Incorporation of Exhibits and Schedules                29
     10.9      References and Titles                                  29
     10.10     Calculations and Determinations                        29
     10.11     Waiver of Right to Trial by Jury                       29
     10.12     Arbitration                                            29
     10.13     Successors and Assigns                                 30
     10.14     Term of Agreement                                      30
     10.15     Submission to Jurisdiction; Service of Process.        30
     10.16     Limitation of Liability                                30



                             LIST OF EXHIBITS

EXHIBIT A      Request for Advance A-1
EXHIBIT B      List of Closing Documents     B-1


                             LIST OF SCHEDULES

Schedule 5.7   Chief Executive Office and Principal Place of Business
Schedule 5.11  ERISA Compliance
Schedule 5.16  Location of Inventory and Equipment





































                         REVOLVING LOAN AGREEMENT


     THIS REVOLVING LOAN AGREEMENT (this "AGREEMENT"), dated as of March 24, 2000, is between VARI-L COMPANY, INC., a Colorado corporation ("the BORROWER"), with offices located in Denver, Colorado, and BANK ONE, COLORADO, N.A., a national banking association (the "LENDER"), with offices located in Denver, Colorado.

     The Borrower desires to borrow from the Lender to provide funds for the purposes set forth below, and the Lender is willing to lend such funds to the Borrower to accomplish those purposes, subject to the terms and conditions contained herein. Accordingly, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                 ARTICLE I
                                 ---------

                                DEFINITIONS
                                -----------

     1.1 DEFINITIONS. As used herein, each of the following capitalized terms shall have the meaning given it in this Section 1.1:

     "ACCOUNTS" means all of the Borrower's accounts, as such term is defined in the UCC, including without limitation the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

     "ADJUSTED LIBOR RATE" means the LIBOR Rate plus the applicable LIBOR
Spread.

     "AFFILIATE" means as to any Person, each other Person which, directly or indirectly (through one or more intermediaries or otherwise), is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

     "AUTHORIZED OFFICER" means the chief executive officer, the president, the chief financial officer, or any other officer having substantially the same authority and responsibility as specifically designated in a resolution of the Board of Directors relating to the Revolving Loan which has been delivered to the Lender.

     "BUSINESS DAY" means any day other than a Saturday or Sunday or other day on which commercial banks are authorized or required by law to be closed for business with the public in Denver, Colorado, and if the applicable Business Day relates to a LIBOR Advance, means such a day on which dealings in U.S. dollar deposits are carried on in the London interbank Eurodollar market.

     "CAPITAL EXPENDITURES" for a period means any expenditure of money for the lease, purchase, construction or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future, and whether or not capitalized on the Borrower's balance sheet.

     "CAPITAL LEASE" means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP.

     "CAPITAL LEASE OBLIGATIONS" means the amount of the liability reflecting the aggregate discounted amount of future payments under all Capital Leases calculated in accordance with GAAP.

     "CLOSING DATE" means March 24, 2000.

     "CODE" means the Internal Revenue Code of 1986, as amended, together with the regulations promulgated thereunder.

     "COLLATERAL" means all property of any kind which is subject to a Lien in favor of Lender or which, under the terms of any Security Document, is encumbered thereby or subject thereto including proceeds thereof excluding, however, equipment and other personal property of the Borrower located in New Mexico and Virginia having an aggregate value of not more than $25,000.

     "CONTROLLED GROUP" means the Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with the Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.

     "DEBT" means the sum (without duplication) of (a) all indebtedness for borrowed money or for the deferred purchase price of property or services (excluding accounts payable and prepaid insurance premiums incurred in the ordinary course of business), (b) all obligations in respect of letters of credit, acceptances, or similar obligations, (c) all Capital Lease Obligations and (d) all obligations of any nature whatsoever arising out of or in connection with any Interest Rate Agreement.

     "DEFAULT RATE" means the otherwise applicable rate plus five percent
(5%).

     "EBITDA" for a period means, the sum of (i) pretax earnings from continuing operations, (ii) Interest Expense and (iii) depreciation, depletion, and amortization of tangible and intangible assets, before (a) special extraordinary gains, and (b) miscellaneous gains for such period, computed and calculated in accordance with GAAP.

     "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, criteria, standards, directed duties, decrees, judgments, injunctions, requests, licenses, authorizations and permits of, and agreement with, any governmental authorities, in each case relating to environmental or public health and safety matters.
     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulation promulgated thereunder.

     "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b), 414(c) or 414(m) of the Code.

     "ERISA EVENT" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA; (e) a failure by the Borrower or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which the Borrower or any Subsidiary of the Borrower may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which the Borrower or any of its Subsidiaries may be directly or indirectly liable.

     "EVENT OF DEFAULT" has the meaning set forth in ARTICLE VIII.

     "FISCAL YEAR" means a twelve-month period ending on December 31 of any year.

     "FIXED CHARGE COVERAGE RATIO" means the ratio of EBITDA to the sum of
(a) Interest Expense, (b) current portion of Capital Lease Obligations,
(c) current maturities of long term debt, and (d) an amount equal to the average amount of the Revolving Advances outstanding during the current calendar quarter and the three previous calendar quarters less $5,000,000, and the net amount then amortized as if such average amount of the Revolving Advances were payable over an assumed period of three years on a straight line basis.

     "FLOATING RATE" means the Prime Rate.

     "FLOATING RATE ADVANCE" means an Advance that bears interest based on the Floating Rate.

     "FUNDED DEBT" means all indebtedness for borrowed money and Capital Lease Obligations.
     "GAAP" means generally accepted accounting principles and practices as consistently applied (except as otherwise required due to changes in GAAP) by the Borrower; provided, however, if any change in any accounting principle or practice is required by the Financial Accounting Standards Board (or any such successor), compliance with all financial covenants provided for herein shall be determined without reference to such change unless the Lender consents in writing that such change (or any other change proposed by the Borrower in lieu of the change proposed by the Financial Accounting Standards Board) shall be taken into account in determining compliance with the financial covenants set forth herein, which consent will not be unreasonably withheld.

     "INITIAL FINANCIAL STATEMENTS" means the audited financial statements of the Borrower for the Fiscal Year ending December 31, 1999.

     "INTEREST EXPENSE" means the Borrower's total gross interest expense as calculated in accordance with GAAP (excluding interest income), and shall in any event include, without limitation, (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of Debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and
(iv) the portion of any Capital Lease Obligation allocable to interest expense.

     "INTEREST PAYMENT DATE" shall have the meaning set forth in SECTION
2.4.

     "INTEREST PERIOD" has the meaning set forth in the Note.

     "INTEREST RATE AGREEMENT" means any agreement entered into by the Borrower relating to the provision of an interest rate hedging product, including, without limitation, any interest rate swap agreement, any interest rate cap agreement, and any interest rate "collar" agreement, and further including, without limitation, any ISDA Master Agreement ("Master Agreement") by and between the Borrower and Lender or any affiliate of Lender, together with any and all schedules and exhibits attached thereto.

     "LIBOR ADVANCE" means an Advance that bears interest based on the Adjusted LIBOR Rate.

     "LIBOR RATE" has the meaning set forth in the Note.

     "LIBOR SPREAD" means 2.50% per annum with respect to the one-month LIBOR Rate, and 2.25% per annum with respect to the three-month, six-month and one-year LIBOR Rate.

     "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever.

     "LOAN DOCUMENTS" means this Agreement, the Note, the Security Documents, and all other documents executed and delivered by or on behalf of the Borrower to the Lender in connection herewith or therewith.
 "Maturity Date" means September 30, 2002.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

     "NOTE" means the Borrower's revolving promissory note, payable to the order of the Lender and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

     "OBLIGATIONS" means the Revolving Loan and all other obligations from time to time owing by the Borrower to the Lender under or pursuant to any of the Loan Documents.

     "PBGC" means the Pension Benefit Guaranty Corporation, or any entity succeeding to any or all of its functions under ERISA.

     "PERMITTED LIENS" means the Liens set forth in Section 7.2.

     "PERSON" means an individual, partnership, corporation, association, business trust, joint stock company, trust or trustee thereof, unincorporated association, joint venture, governmental unit or any agency or subdivision thereof, or any other legally recognizable entity.

     "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any member of the Controlled Group sponsors or maintains or to which the Borrower or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

     "PRIME RATE" means an annual rate of interest which equals the floating commercial Revolving Loan rate of the Lender announced from time to time as its "prime rate," which rate is adjustable the date of any change and may not be the lowest rate charged by the Lender.

     "QUALIFIED PLAN" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five plan years, but excluding any Multiemployer Plan.

     "REPORTABLE EVENT" means, as to any Plan, (a) any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC, (b) a withdrawal from a Plan described in Section 4063 of ERISA, or (c) a cessation of operations described in Section 4062(e) of ERISA.

     "REQUEST FOR ADVANCE" means a request for a Revolving Advance given by the Borrower to the Lender pursuant to Section 2.2, in substantially the form of EXHIBIT A.

     "REVOLVING ADVANCE" means an advance under the Note.

     "REVOLVING COMMITMENT" means the commitment of the Lender under
Article II to make Revolving Advances on the Revolving Loan on the terms and conditions provided therein; provided that the Revolving Commitment shall not exceed $20,000,000 during the term of this Agreement.

     "REVOLVING LOAN" means that certain revolving line of credit extended to the Borrower by the Lender in the maximum principal amount of $20,000,000.

     "SECURITY DOCUMENTS" means the instruments listed in ARTICLE IV and all other security agreements, deeds of trust, mortgages, chattel mortgages, assignments, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now or hereafter delivered by the Borrower or any other Person to the Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of the Borrower under the Loan Documents.

     "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

     "TANGIBLE NET WORTH" means the difference between (i) the tangible assets of the Borrower, which, in accordance with GAAP are tangible assets, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper and (ii) all liabilities of the Borrower; PROVIDED, HOWEVER, that notwithstanding the foregoing in no event shall there be included as such tangible assets, patents, trademarks, trade names, copyrights, licenses, goodwill, receivables from Affiliates, directors, officers or employees, deferred charges or treasury stock.

     "TOTAL LIABILITIES" means liabilities of the Borrower that should be reflected on a balance sheet prepared in accordance with GAAP, and shall include all Debt of the Borrower.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of Colorado.

     "UNFUNDED PENSION LIABILITIES" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 of the Code for the applicable plan year.

     "UNMATURED EVENT OF DEFAULT" shall mean any event that with the passage of time or giving of notice, or both, would constitute an Event of Default.

                                ARTICLE II
                                ----------

                            THE REVOLVING LOAN
                            ------------------

     2.1 AGREEMENT. Subject to the terms and conditions of the Agreement, the Lender agrees to make Revolving Advances of the Revolving Loan to the Borrower. The Revolving Loan shall be evidenced by the Note and secured by the Security Documents. Payments made by the Borrower in connection with the Revolving Loan shall be credited the same Business Day if received by the Lender before 11:00 a.m Denver, Colorado time, or the next Business Day if received after 11:00 a.m. Denver, Colorado time.

     2.2 REVOLVING LOAN. The Lender agrees, on the terms and subject to the conditions herein set forth, to make Revolving Advances of the Revolving Loan to the Borrower from time to time from the date all of the conditions set forth in Section 3.1 are satisfied to the Maturity Date. Proceeds of the Revolving Loan shall be used to refinance existing debt with the Lender and Wells Fargo Bank, N.A., to finance working capital and other general corporate purposes. The Lender shall have no obligation to make a Revolving Advance if, after giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances would exceed $20,000,000. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Note and shall be secured by the Collateral and Security Documents as provided herein. Within the limits set forth in this Section 2.2, the Borrower may borrow, prepay and reborrow. The Borrower agrees to comply with the following procedures in requesting Revolving Advances under this Section 2.2:

          (a) The Borrower shall make each Request for Advance to the Lender before 11:00 a.m. (Denver time) three Business Days prior to the date of the requested Revolving Advance (with respect to a LIBOR Advance) and on the same Business Day of the requested Revolving Advance (in the case of a Floating Rate Advance). Requests for Revolving Advances must be made in writing on the form attached hereto as Exhibit A specifying (w) the date of the requested Revolving Advance, and (x) the amount thereof,
(y) whether the Revolving Advance will be a LIBOR Advance or a Floating Rate Advance and (z) the duration of the Interest Period applicable to any LIBOR Advance. If a request for a Revolving Advance shall fail to specify the duration of any Interest Period for a LIBOR Advance, such Interest Period shall be one month. Each Request for Revolving Advance shall be by any Authorized Officer of the Borrower.

          (b) Promptly upon fulfillment of the applicable conditions set forth herein and in Article III, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the Borrower's demand deposit account maintained with the Lender, unless the Lender and the Borrower shall agree in writing to another manner of disbursement.
The Borrower shall repay all Revolving Advances even if the Authorized Officer requesting a Revolving Advance was not in fact authorized to do so. Any request for a Revolving Advance shall be deemed to be a representation by the Borrower that the conditions set forth in Article III have been satisfied as of the time of the request.

          (c) Each Revolving Advance which shall accrue interest at the Adjusted LIBOR Rate shall be in a minimum amount of $1,000,000 and for any advances over $1,000,000, in minimum increments of $500,000, and each Revolving Advance which shall accrue interest at the Floating Rate shall be in a minimum amount of $100,000, and for any advances over $100,000, in minimum increments of $100,000.

     2.3 PAYMENT OF NOTE. Interest on the Revolving Loan shall be due and payable in accordance with Section 2.4 below. On the Maturity Date, the entire unpaid principal balance of the Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

     2.4  INTEREST; USURY

          (a) Interest accruing on the outstanding principal balance of the Revolving Loan shall be computed by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Interest accruing on the Note shall be due and payable in arrears as follows:

               (i) for any portion of the Revolving Loan bearing interest at the Adjusted LIBOR Rate with an Interest Period of 1 month or 3 months, on the last day of the Interest Period;

               (ii) for any portion of the Revolving Loan bearing interest at the Adjusted LIBOR Rate with an Interest Period of 6 months or 12 months, on the last day of each calendar quarter; or

               (iii) for any portion of the Revolving Loan bearing
                    interest at the Floating Rate, the fifth day of each calendar month (as applicable, the "Interest Payment Date").

          (b) At any time after the occurrence of an Event of Default, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Revolving Advances outstanding from time to time shall bear interest at the Default Rate.

     2.5 UNUSED REVOLVING COMMITMENT FEE. The Borrower agrees to pay to the Lender an unused line fee at the rate of .15% per annum on the average daily Unused Amount from the date of this Agreement to and including the Maturity Date, due and payable quarterly in arrears on the last day of each calendar quarter and the Maturity Date. For the purposes of this
Section 2.5, "Unused Amount" at any time means $15,000,000, less the average outstanding principal balance of the Revolving Loan for the quarter.

     2.6 VOLUNTARY PREPAYMENT. The Borrower may prepay the Revolving Loan in whole at any time or in part from time to time; provided that with respect to any portion of the Revolving Loan bearing interest at the Adjusted LIBOR Rate if the Borrower makes any such prepayment other than on the last day of an Interest Period, the Borrower shall pay additional costs in accordance with the Note.

     2.7 PAYMENT. All payments to be applied against the Obligations shall be made in immediately available funds. However, notwithstanding the foregoing, the Borrower hereby authorizes the Lender without any further action by the Borrower to charge an account of the Borrower (designated by the Borrower) for all amounts payable against the Obligations in accordance herewith and Lender agrees to so charge the designated account in a timely manner. The Borrower agrees to ensure that sufficient funds are available in such account to make the payment. Notwithstanding the foregoing, the Borrower agrees that the Borrower's obligation to make payments against the obligations continues in the event there are no funds or insufficient funds to make the required payment hereunder. In the event (i) the Lender fails to charge the account for the payment of Obligations, and funds were on deposit in such account in an amount sufficient to make the payment in full in a timely manner (as evidenced by the account records of the Lender), or (ii) in the event that the Borrower has made a timely request of Banc One Investment Management Group to transfer sufficient funds to the account referenced above to pay the Obligations, and Banc One Investment Management Group fails to comply with such request, and sufficient funds of the Borrower were on deposit with such Group to make such payment, there shall be no Event of Default under Section 8.1 and the Lender shall not charge Default Interest in such circumstance.

     2.8 PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.


                                ARTICLE III
                                -----------

                           CONDITIONS OF LENDING
                           ---------------------

     3.1 INITIAL ADVANCE. The Lender shall have no obligation to make the initial Revolving Advance of the Revolving Loan unless the Lender shall have received all of the following, at the Lender's office in Denver, Colorado, duly executed, acknowledged (if applicable), and delivered by all parties thereto, and in form and substance satisfactory to the Lender and its counsel:

          (a) All of the documents, instruments, agreements and certificates listed on the List of Closing Documents attached hereto as Exhibit B;

          (b) UCC lien searches as to the Borrower for the State of Colorado and for all other relevant filing jurisdictions as to the Collateral showing no prior Liens other than Permitted Liens on the Property of the Borrower that constitutes Collateral;

          (c) Evidence that the Lender has been named as mortgagee/loss payee under all policies of casualty insurance, and as an additional insured under all policies of liability insurance, as required by Section 6.6;

          (d)  All of the conditions of Section 3.2 have been satisfied;

          (e) The Borrower shall have obtained a landlord's waiver, in form and substance acceptable to Lender, with respect to each of its properties;

          (f) The payment to the Lender of the balance of the commitment fee of $50,000 and the payment of legal fees and out-of-pocket expenses of the Lender;

          (g) Releases of UCC liens executed by Norwest Bank Colorado, N.A. (which appear on the search referred to in (b) above) in form and substance satisfactory to the Lender;

          (h)  Schedule 5.11 shall be completed; and

          (i) All other documents and assurances which the Lender requires or which it may reasonably request in connection with the transactions contemplated by this Agreement shall have been provided.

     3.2 THE INITIAL AND SUBSEQUENT ADVANCES. The obligation of the Lender to make the initial Revolving Advance of the Revolving Loan and to make subsequent Revolving Advances of the Revolving Loan is subject to satisfaction of the conditions set forth in Article II and the following conditions precedent:

          (a) The Lender shall have received a Request for Advance, dated the date of the requested Revolving Advance and executed by an Authorized Officer of the Borrower in form and substance acceptable to Lender;

          (b) All representations and warranties contained in Article V hereof and in the Loan Documents shall be true on the date of such requested Revolving Advance as if then given, and the Borrower shall have performed or observed all terms, agreements, conditions and obligations hereunder and under the Loan Documents to be performed or observed on or prior to the date of such requested Revolving Advance;

          (c) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of the requested Revolving Advance;

          (d) All legal matters relating to the Loan Documents, such Revolving Advance and the consummation of the transactions contemplated thereby shall be satisfactory to the Lender and its counsel; and

          (e) There shall have occurred no material adverse change, as determined by Lender, in the condition, financial or otherwise, of Borrower or the Collateral.


                                ARTICLE IV
                                ----------

                                 SECURITY
                                 --------

     The repayment of the Revolving Loan and all extensions and renewals thereof, and the performance of all obligations of the Borrower hereunder and under the other Loan Documents, shall be secured by the Security Documents, including without limitation, the following:

     4.1 SECURITY AGREEMENTS. A Security Agreement, in form and substance acceptable to Lender, from the Borrower to the Lender, covering, among other things, all personal property of the Borrower, including without limitation, all "accounts," "accounts receivable," "equipment," "inventory" and "general intangibles" as such terms are defined in the UCC and all machinery.

     4.2  UCC.  All UCC's filed in connection with the Revolving Loan.


                                 ARTICLE V
                                 ---------

                      REPRESENTATIONS AND WARRANTIES
                      ------------------------------

     REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Lender that:

     5.1  EXISTENCE.

          (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and is qualified to do business in every other jurisdiction in which the nature of its business or the ownership of its assets requires such qualification and failure to so qualify could have a material adverse effect on the Borrower, its business, operations, assets, property, prospects or condition (financial or otherwise).

          (b) The Borrower has the power and authority to own the property which it owns and to carry on its business as such business is now conducted.

          (c) The Borrower has all material franchises, permits, licenses and similar agreements necessary to carry on its business as now conducted, and has not received any notices of default or termination under any of such agreements.

     5.2 NON-CONTRAVENTION. The execution, delivery and performance by the Borrower of this Agreement, the borrowing by the Borrower under this Agreement and the Note, and the execution, delivery and performance by the Borrower of any of the other Loan Documents to which it is a party and the consummation of the transactions contemplated herein and therein, will not conflict with the articles of incorporation or bylaws of the Borrower, or conflict with or result in any breach of any lien, lease, agreement, instrument, order, injunction, judgment, decree, law, rule, regulation or any other restriction of any kind or character to which the Borrower is a party or is subject or by which the Borrower or its properties are bound or affected or result in the creation or imposition of any Lien upon any property of the Borrower.

     5.3 THIRD PARTY AUTHORIZATION. No consent, approval, exemption, authorization or order of or other action by, and no notice to or filing with, any court or governmental authority or third party is required by the Borrower in connection with the execution, delivery or performance by Borrower of this Agreement; the borrowing by the Borrower under this Agreement and the Note; and the execution, delivery or performance by the Borrower of any other Loan Document to which it is a party or to consummate any transactions contemplated hereby or thereby.

     5.4 AUTHORIZATION; BINDING EFFECT. The Borrower has full power and authority to enter into this Agreement and any of the other Loan Documents to which it is a party. The execution and delivery of this Agreement, and the other Loan Documents, and the performance and observance of their terms, conditions and obligations, have been duly authorized by all necessary action by the Borrower. This Agreement, the Note and the other Loan Documents are the legal, valid and binding obligations of the Borrower to the extent it is a party thereto, enforceable against the Borrower in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency or similar laws relating to the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

     5.5 LITIGATION. There are no actions, suits, proceedings, labor controversies, or claims against the Borrower or any of its properties pending or, to the knowledge of the Borrower, threatened in writing before any court or by or before any governmental instrumentality, which could have a material adverse effect on the business, operations, assets, property, prospects or condition (financial or otherwise) of the Borrower or the ability of the Borrower to perform its obligations under this Agreement, or under any of the other Loan Documents to which it is a party. There exists no default or breach by the Borrower with respect to any order, writ, injunction, decree or demand of any court or governmental instrumentality, nor does the execution, delivery or performance by the Borrower of any of the Loan Documents to which it is a party result in any such default or breach.

     5.6 TAXES. The Borrower has filed all required tax returns and paid all taxes and other governmental charges or levies imposed upon or against it or its properties, including the Collateral, before the same became in default.

     5.7 NAMES AND PLACES OF BUSINESS. The Borrower has not been known by, or used any other corporate, trade, or fictitious name. The chief executive office and principal place of business of the Borrower are set forth on Schedule 5.7. The place where the Borrower keeps its books and records concerning the Collateral is set forth in Schedule 5.7, and has been there for at least the four months immediately preceding the date hereof.

     5.8 USE OF PROCEEDS. No portion of the Revolving Loan will be used directly or indirectly by any Person for personal, family, household or agricultural purposes.

     5.9 OTHER OBLIGATIONS. The Borrower does not have any outstanding Debt of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) except Debt permitted by Section
7.1 or 7.3.

     5.10 FULL DISCLOSURE. No certificate, statement, report or other information delivered herewith or heretofore by the Borrower to the Lender in connection with the negotiation of this Agreement or any other Loan Document or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained herein or therein not misleading as of the date made or deemed made when taken as a whole, provided, however, that nothing herein shall require Borrower to make any disclosure to Lender of non- public material information which does not specifically relate to the Revolving Loan or to Borrower's assets or financial condition if and to the extent that Borrower has been advised by legal counsel that, under applicable securities laws, the public disclosure of such non-financial material information is not required by law or that the determination as to whether the making of such public disclosure is within the reasonable business judgment of the Borrower's Board of Directors. There is no fact known to the Borrower that has not been disclosed to the Lender in writing that could materially and adversely affect the Borrower's business, operations, assets, property, prospects or condition (financial or otherwise), provided, however, that nothing herein shall require Borrower to make any disclosure to Lender of non- public material information which does not specifically relate to the Revolving Loan or to Borrower's assets or financial condition if and to the extent that Borrower has been advised by legal counsel that, under applicable securities laws, the public disclosure of such non-financial material information is not required by law or that the determination as to whether the making of such public disclosure is within the reasonable business judgment of the Borrower's Board of Directors. Nevertheless, the Borrower shall make all reports to Lender required by Section 6.2 or which are otherwise specifically required by this Agreement to be made.

     5.11 ERISA COMPLIANCE. The Borrower agrees to deliver to the Lender prior to the first Revolving Advance a list of all Plans, including Multiemployer Plans to be included in Schedule 5.11. All written descriptions thereof provided to the Lender are true and complete in all respects. Except as disclosed on Schedule 5.11:

          (a) Each Plan and Multiemployer Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements in form and in operation, under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

          (b) Each Qualified Plan and Multiemployer Plan satisfies the qualifications and requirements under Section 401 of the Code, and the trusts created are exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of the Borrower, except as otherwise disclosed to Lender, nothing has occurred which would cause the loss of such qualification or tax-exempt status.

          (c) There are no outstanding material liabilities under Title IV of ERISA with respect to any Plan maintained or sponsored by the Borrower or any ERISA Affiliate, nor with respect to any Plan to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

          (d) No Plan subject to Title IV of ERISA has any Unfunded Pension Liability.

          (e) No member of the Controlled Group has ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with life insurance or employee welfare plan benefits (within the meaning of section 3(1) of ERISA) following retirement or termination of employment. To the extent that any member of the Controlled Group has made any such representation, promise, or contract, such member has expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred.

          (f) Members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code.

          (g) No ERISA Events have occurred or are reasonably expected to occur with respect to any Plan(s).

          (h) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Borrower or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which the Borrower may be directly or indirectly liable, through indemnification obligations or otherwise.

          (i) Neither the Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA, or secondary liability under Section 4204 of ERISA, with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

          (j) Neither the Borrower nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than the Borrower or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

          (k) No member of the Controlled Group has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which would reasonably be expected to have a material adverse effect on the properties, business, operations, prospects or condition (financial or otherwise) of the Borrower.

     5.12 COMPLIANCE WITH LAWS. The Borrower is in material compliance with all laws, rules and regulations, and determination of any arbitrator or governmental authority applicable to or binding upon it or any of its property or to which it or any of its property is subject.

     5.13 FINANCIAL CONDITION. The Initial Financial Statements fairly present the Borrower's financial position at the date thereof and the results of Borrower's operations and cash flows for the period thereof. Since the date thereof, there has been no material adverse change in the business operations, assets, property, prospects or condition (financial or otherwise) of the Borrower.

     5.14 ENVIRONMENTAL MATTERS. To the best of Borrower's knowledge, (i) the operations of the Borrower comply in all material respects with all Environmental Laws; (ii) the Borrower has obtained all permits, licenses and other authorizations that are required under any Environmental Laws with respect to its operations, and the Borrower is in compliance with all terms and conditions of such required permits, licenses and authorizations; (iii) none of the operations of the Borrower is the subject of any federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent into the environment; and (iv) there is no civil, criminal or administrative proceeding pending or threatened in writing against the Borrower under any Environmental Laws.

     5.15 FIRST PRIORITY SECURITY INTEREST. The provisions of the Security Agreements are effective to create, in favor of and for the benefit of the Lender, legal, valid and enforceable security interests in all of the Collateral described therein. The Lien of the Security Agreements constitutes a perfected, first priority security interest in all right, title and interest of the Borrower in the Collateral described therein, prior and superior to all other Liens and interests.

     5.16 LOCATION OF INVENTORY AND EQUIPMENT. The location of all of Borrower's inventory, equipment and fixtures is set forth in Schedule 5.16.

     5.17 NO BURDENSOME AGREEMENTS. The Borrower is not a party to or in any manner bound by, any contract or agreement that would materially adversely affect the Borrower or its ability to perform its obligations under the Loan Documents.

     5.18 LICENSES. The Borrower has the right to use all trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, permits, authorizations and other rights as are necessary for the present and planned future conduct by the Borrower of the businesses to be operated by it on and after the date hereof. All of the foregoing are and will be in full force and effect, and the Borrower is and will be in substantial compliance with the foregoing, without any known conflict with the valid rights of others which could have or cause a material adverse effect on the Borrower's business, operations, assets, property, prospects or condition (financial or otherwise). No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license or other right or affects or would affect the rights of the Borrower thereunder so as to have a material adverse effect on the Borrower's business, operations, assets, property, prospects or condition (financial or otherwise).

                                ARTICLE VI
                                ----------

                           AFFIRMATIVE COVENANTS
                           ---------------------

     AFFIRMATIVE COVENANTS. Until payment in full of the Revolving Loan and termination of all commitments by the Lender to make Advances hereunder:

     6.1 PAYMENT AND PERFORMANCE OF REVOLVING LOAN. The Borrower shall duly and punctually pay or cause to be paid in lawful money of the United States, the principal and interest on the Revolving Loan, and the Borrower shall perform and observe all other obligations under this Agreement and the other Loan Documents.

     6.2 FINANCIAL STATEMENTS. The Borrower shall maintain proper books of record and account in which full, true and correct entries will be made of all business, dealings and affairs in accordance with GAAP, and the Borrower shall deliver to the Lender, at the Borrower's expense and in format acceptable to the Lender:

          (a) Within 90 calendar days after the end of each Fiscal Year (unless the Borrower shall deliver to the Lender a written extension of the then-applicable filing deadline under the Securities Act of 1934, as amended, from the Securities Exchange Commission, in which case the Borrower may deliver the information set forth herein within the time period so stipulated in the extension) either audited annual financial statements of the Borrower as of the end of such Fiscal Year, together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, stating that such financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise required due to changes in GAAP) or the Borrower's report on Form 10-K filed by the Borrower with the Securities and Exchange Commission.

          (b) Within 45 calendar days after the end of each fiscal quarter (unless the Borrower shall deliver to the Lender a written extension of the then-applicable filing deadline under the Securities Act of 1934, as amended, from the Securities Exchange Commission, in which case the Borrower may deliver the information set forth herein within the time period so stipulated in the extension) either an unaudited quarterly income statement, balance sheet and statement of cash flows for the Borrower for the relevant quarter, prepared in reasonable detail and in accordance with GAAP and certified by an appropriate Authorized Officer of the Borrower as fairly presenting in accordance with GAAP (subject to year-end adjustments and the omission of footnotes), the financial position and the results of operations of the Borrower or the Borrower's report on Form 10-Q filed by the Borrower with the Securities and Exchange Commission.

          (c) Together with the delivery of each of the financial statements or reports described in Subsection (a) and (b) above, a certificate signed by an Authorized Officer of the Borrower in a form acceptable to Lender, showing the calculation of and compliance with the financial covenants contained in Section 6.14 and 6.15, and stating that, to the best of such officer's knowledge, no Event of Default or Unmatured Event of Default has occurred and is continuing except as specified in detail in such certificate.

          (d) Promptly after the furnishing thereof to the shareholders of the Borrower copies of all financial statements, reports and proxy statements so furnished; and promptly upon the filing thereof, copies of all registration statements and any other reports which the Borrower files with the Securities and Exchange Commission.

          (e) Prior to the end of the Borrower's Fiscal Year, the Borrower's proposed Capital Expenditure budget for the ensuing Fiscal Year.

     6.3 PRESERVATION OF EXISTENCE, ETC. The Borrower shall maintain in full force and effect its existence as a corporation and its good standing under the laws of the State of Colorado, and the Borrower shall maintain its right to transact business in all states where its activities and ownership of assets are such that qualification to transact business is necessary under the laws of such states and failure to so qualify could have a material adverse effect on the business, operations, assets, property, prospects or condition (financial or otherwise) of the Borrower.

     6.4 MAINTENANCE OF PROPERTY. The Borrower shall maintain, preserve, protect and keep in good repair and in good working order and condition the Collateral; and the Borrower shall maintain all other properties, real or personal, used or useful in its business in good repair and in good working order and condition.

     6.5 PAYMENT OF OTHER OBLIGATIONS. The Borrower shall duly and punctually pay and discharge all taxes, assessments and other governmental charges assessed against or imposed upon or with respect to the Borrower or its properties or assets prior to the date when they shall become delinquent, unless the same are being contested in good faith and by appropriate proceedings, appropriate reserves have been established in accordance with GAAP and for which there is no risk of loss of any of the Collateral.

     6.6  INSURANCE.

          (a) In addition to any insurance requirements set forth in the Security Documents, the Borrower shall keep all of its insurable property, real and personal, adequately insured at all times in financially sound and reputable independent insurance companies having a rating of "A" VII or better by A.M. Best Co., in Best's Rating Guide, against fire and against such other risks as are customarily insured against by the same or similar businesses of a comparable size, and fully insure against its employer's and public liability risks, all in such amounts and upon such terms and conditions, including deductibles, consistent with industry standards.

          (b) Each insurance policy covering Collateral shall be endorsed:

               (i) to provide for payment of losses to the Lender, as its interest may appear; (ii) to provide that such policies may not be canceled, reduced or affected in any manner for any reason without thirty days prior notice to the Lender; (iii) to provide for any other matters specified in any applicable Security Document or which the Lender may reasonably require; and (iv) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured.

          (c) The Borrower shall maintain at all times adequate insurance against its liability for injury to persons or property, or death, which insurance shall be by financially sound and reputable independent insurers, having a rating of "A" VII or better by A.M. Best Co., in Best's Rating Guide, in an amount not less than $5,000,000 for each occurrence. Such policies must be written as an occurrence basis so as to provide blanket contractual liability, broad form property damage coverage, and coverage for products and completed operations.

     6.7 INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Lender's duly authorized officers, employees and agents shall have the right to inspect (and make copies of or abstracts therefrom) the Collateral and the other property, books and records of the Borrower, and to discuss the Borrower's affairs, finances and accounts with the Borrower's officers and its independent accountants, and furnish any other data which the Lender may reasonably request, and which the Borrower has not previously agreed in writing to keep confidential, all at the expense of the Borrower and at any reasonable time and as often as the Lender may reasonably request.

     6.8 NOTICES. The Borrower shall promptly give written notice to the Lender of any of the following:

          (a) Any material adverse change in the business, operations, assets, property, prospects or condition (financial or otherwise) of the Borrower; (b) the occurrence of any Event of Default or Unmatured Event of Default; (c) the institution of any litigation or other proceeding before any governmental body or official, or any against the Borrower or any of its assets and any material developments in any pending litigation or other proceeding before any governmental body or official that in any such case could materially adversely affect the business, operations, property, assets, prospects, or condition (financial or otherwise) of the Borrower;
(d) any existing or pending investigation or inquiry, or any investigation or inquiry known to the Borrower to have been threatened, against or with respect to the Borrower or any of its properties by any governmental authority in connection with any applicable Environmental Laws; (e) any litigation affecting any of the Collateral; and (f) any fact that causes or may cause the Lender to fail to have a valid, enforceable and perfected first priority lien on any of the Collateral, except as expressly permitted by this Agreement or the Security Documents.

     6.9 ERISA NOTICES. The Borrower shall promptly give written notice to the Lender of any of the following events affecting the Borrower or any member of its Controlled Group (but in no event more than ten days after becoming aware of such event), together with a copy of any notice with respect to such event that may be required to be filed with any governmental authority and any notice delivered by any governmental authority to the Borrower or any member or its Controlled Group with respect to such event:

          (a)  an ERISA Event;

          (b) the adoption of any new Plan that is subject to Title IV of ERISA or section 412 of the Code by any member of the Controlled Group;

          (c) the adoption of any amendment to a Plan that is subject to Title IV of ERISA or section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or

          (d) the commencement of contributions by any member of the Controlled Group to any Plan that is subject to Title IV of ERISA or section 412 of the Code.

     6.10 COMPLIANCE WITH LAWS. The Borrower shall comply with all applicable laws, statutes, rules and regulations of the United States and of any state or municipality, and of any official, arbitrator or governmental authority, in respect of the conduct of business and ownership of property by the Borrower.

     6.11 FURTHER ASSURANCES. The Borrower shall promptly and at the Borrower's own expense, do all things necessary or expedient to be done to effectively create, perfect, maintain and preserve the Liens intended to be created by the Security Documents as a Lien on real property and fixtures.

     6.12 ENVIRONMENTAL MATTERS. The Borrower shall use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in compliance therewith.

     6.13 TYPES OF BUSINESS. The Borrower shall engage only in its primary business on the Closing Date, as the same may be modified in the ordinary course of business without changing the nature of such business.

     6.14 FINANCIAL COVENANTS. The Borrower shall comply with the following financial covenants:

          (a) MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower will maintain a minimum Fixed Charge Coverage Ratio of 1.30:1.00, calculated as of the last day of each calendar quarter and based on such quarter and the prior three calendar quarters, such calculations to be based on the information shown on the most recent unaudited financial statements of the Borrower delivered to the Lender in accordance herewith.

          (b) MAXIMUM FUNDED DEBT TO EBITDA RATIOS. The Borrower will maintain the ratio of maximum Funded Debt to EBITDA of 2.50:1.00, calculated as of the last day of each calendar quarter and based on such quarter and the prior three calendar quarters, such calculations to be based on the information shown on the most recent unaudited financial statements of the Borrower delivered to the Lender in accordance herewith.

          (c) TANGIBLE NET WORTH. The Borrower represents and warrants that the Initial Financial Statements demonstrate that the Borrower had a Tangible Net Worth of at least $25,000,000 as of the date thereof.

     Beginning with the fiscal year ending December 31, 2000, and for each fiscal year thereafter, the Borrower shall maintain a Tangible Net Worth equal to at least the previous fiscal year's Tangible Net Worth plus 75% of the current fiscal year's net income, if any, not taking into account any net losses in any such Fiscal Year.

     Such ratios shall be based on the information shown in the most recent audited financial statements of the Borrower delivered to the Lender in accordance herewith.

     6.15 QUICK RATIO. The Borrower will maintain a Quick Ratio of 1.00:1.00, determined at the end of each calendar quarter. "Quick Ratio" is defined to mean the ratio of current assets to current expenses, excluding inventory and prepaid expenses, such calculations to be based on the information shown on the most recent unaudited or audited financial statements of the Borrower delivered to the Lender in accordance herewith.

     6.16 PRIMARY DEPOSIT AND INVESTMENT ACCOUNTS. Borrower shall maintain its primary treasury management and investment management relationships at Lender or Banc One Investment Management Group, as the case may be.


                                ARTICLE VII
                                -----------

                            NEGATIVE COVENANTS
                            ------------------

     NEGATIVE COVENANTS. Until payment in full of the Revolving Loan and termination of all commitments by the Lender to make Revolving Advances hereunder and without the prior written consent of the Lender:

     7.1 DEBT. The Borrower shall not create, incur, assume or permit to exist any Debt, except:

          (a)  The Revolving Loan;

          (b) Current trade payables incurred for goods or services in the ordinary course of business; and

          (c) Debt incurred by the Borrower in connection with the acquisition of automobiles in the ordinary course of business.

     7.2 LIENS. The Borrower shall not create, assume or permit to exist any Lien upon the Borrower's properties or assets, whether now owned or hereafter acquired, real or personal, except:

          (a)  Those created by the Security Documents;

          (b) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings, for which adequate reserves have been set aside on the Borrower's books and for which there is no risk of loss of any of the Collateral;

          (c) Mechanic's, workmen's, materialmen's and other like Liens arising in the ordinary course of business in respect of obligations not overdue or which are being contested in good faith and by appropriate proceedings, for which adequate reserves have been set aside on the Borrower's books and for which there is no risk of loss of any of the Collateral;

          (d) Liens created in connection with Debt incurred in accordance with 7.1(c);

          (e) Liens existing as of the date hereof, created for the benefit of Lucent Technologies Inc., and Dell Financial Services, L.P. with respect to certain equipment of the Borrower as shown on the UCC search referred to in Section 3.1(b); and

          (f) Purchase money security interests for equipment with a value not to exceed $100,000 in each year.

     7.3 GUARANTY OBLIGATIONS. The Borrower shall not assume, guarantee, endorse or otherwise become liable in connection with the Debt or stock of any Person, except for any endorsements of negotiable instruments for deposit or collection in the ordinary course of its business and except for guarantees of indebtedness owed by David G. Sherman and Joseph H. Kiser to Carolyn Y. Kiser in an amount not to exceed $169,000.

     7.4 LOANS AND CASH ADVANCES BY BORROWER. The Borrower shall not make any loan or cash advance to any Person at any time, excluding, however, advances to employees in the ordinary course of business and a loan in the amount of $30,000 to Pacific Mobile Intelligence, Inc., and except for accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of its business.

     7.5 LIMITATION ON INVESTMENTS AND NEW BUSINESSES. The Borrower shall not (a) consummate a tender offer, stock purchase transaction or investment in the securities of any other Person, (b) acquire by purchase or otherwise all or an integral part of the business of any other Person or the property or assets comprising such business or such part thereof, or (c) organize, capitalize or acquire any Subsidiary.

     7.6 MERGERS, ACQUISITIONS AND CONSOLIDATIONS. Borrower shall not merge or consolidate into or with any Person, or purchase or otherwise acquire all or substantially all of the assets of any other Person.

     7.7 BURDENSOME UNDERTAKINGS. The Borrower shall not undertake, or become contractually bound to undertake, any action not in the ordinary course of business that could materially adversely affect the Borrower or its primary business, operations, assets, property, prospects, or condition (financial or otherwise). "Primary business" shall mean the design, production, manufacture and sale of electronic devices and related components.

     7.8 CHANGE IN LOCATION OF BUSINESS. The Borrower shall not move its place of business or chief executive office or the place where the Borrower keeps its books and records concerning the Collateral (including, without limitation, the records with respect to its accounts and contract rights), from one state to another without giving the Lender forty-five days' prior written notice of the proposed new location thereof and executing all documents required by Lender in connection therewith.

     7.9 DISPOSITION OF ASSETS. The Borrower shall not sell, assign, transfer, convey, lease, exchange or otherwise dispose of (whether in one or a series of transactions) any of its assets, real or personal (including accounts and notes receivable, with or without recourse) except for (a) sales of goods and inventory in the ordinary course of business and (b) sales, assignments, transfers, conveyances, leases, exchanges or other dispositions of assets not material to the Borrower in the ordinary course of its business for the fair market value thereof on reasonable business terms negotiated in good faith and on an arm's-length basis.

     7.10 ERISA.  The Borrower shall not:

          (a) terminate any Plan subject to Title IV of ERISA that might reasonably be expected to result in liability to the Borrower or any ERISA Affiliate in an aggregate amount exceeding $2,000,000;

          (b) permit to exist any ERISA Event or any other event or condition that might reasonably be expected to result in liability to any member of the Controlled Group in an aggregate amount exceeding
$2,000,000;

          (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any ERISA Plan that might reasonably be expected to result in liability to the Borrower or any ERISA Affiliate in an aggregate amount exceeding $2,000,000;

          (d) enter into any new ERISA Plan or modify any existing ERISA Plan so as to increase its obligations thereunder which could result in liability to any member of the Controlled Group in the aggregate amount of $2,000,000 or more;

          (e) permit the present value of all nonforfeitable accrued benefits under any ERISA Plan (using the actuarial assumptions used by the ERISA Plan's actuaries for purposes of determining the funding for the ERISA Plan pursuant to Section 412 of the Code) to exceed the fair market value of ERISA Plan assets allocable to such benefits by $2,000,000 or more; or

          (f) cause or permit the occurrence of any combination of events listed in clauses (a) through (e) that involves a potential liability, excess of accrued benefits over fair market value, or any combination thereof, in excess of $5,000,000.

     7.11 TRANSACTIONS WITH AFFILIATES. The Borrower shall not make any payments or otherwise distribute any assets, property, cash, rights, obligations or securities to any of its Affiliates or make any direct or indirect investments in any of its Affiliates, or otherwise enter into any transaction with any Affiliate, without the prior written consent of the Lender.

     7.12 AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Without the Lender's prior written consent, which consent shall not be unreasonably withheld, Borrower shall not amend its articles of incorporation.


                               ARTICLE VIII
                               ------------

                             EVENTS OF DEFAULT
                             -----------------

     EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an event of default ("EVENT OF DEFAULT") hereunder:

     8.1 NON-PAYMENT. Subject to Section 2.7, failure by the Borrower to pay any installment of principal, interest or any fees or other amounts payable hereunder or under the Note or any of the Loan Documents when due and the continuance thereof for five Business Days.

     8.2 OTHER DEFAULTS. Failure to perform or observe any covenant, agreement, condition or provision contained in this Agreement and the continuance thereof for thirty days after written notice by Lender to Borrower.

     8.3 REPRESENTATION OR WARRANTY. Any representation or warranty of the Borrower, whether contained in this Agreement or in any certificate or other writing required or contemplated by this Agreement, shall be false or misleading in any material respect as of the date made or deemed made.

     8.4  LOAN DOCUMENTS.

          (a) Occurrence of any of the events of default defined in any of the Loan Documents.

          (b) Any of the Security Documents shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority lien and security interest, subject only to those matters expressly permitted by Section 7.2 hereof or by the applicable Security Document.

     8.5 JUDGMENTS. Any money judgment, writ or warrant of attachment, or similar process in an amount of $250,000 (in the aggregate) or more shall be entered or filed against the Borrower or any of its assets and shall remain unvacated, unbonded or unstayed for a period of 30 calendar days, or in any event later than five calendar days prior to the date of any proposed sale thereunder.

     8.6 INSOLVENCY. The Borrower shall become insolvent, admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise shall be appointed and shall not be discharged within 30 calendar days after such appointment.

     8.7 BANKRUPTCY, ETC. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any other law for the relief of debtors shall be instituted by or against the Borrower, or any order, judgment or decree shall be entered against any such Person decreeing its dissolution or division.

     8.8 CROSS-DEFAULT. Any event of default, shall occur as to any other agreement now or hereafter existing relating to extensions of credit for borrowed funds to the Borrower by the Lender or by any third party and shall remain uncured for a period of thirty days after written notice from the Lender or the applicable third party to the Borrower.

     8.9 ERISA. (i) A member of the Controlled Group shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) the Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of a "substantial employer" (as defined in Section 4001(a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $2,000,000; (iv) in the case of an ERISA Event involving the complete or partial withdrawal from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $2,000,000; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $2,000,000; (vi) a Plan that is intended to be qualified under Section 401(a) of the Code shall lose its qualification, and the loss can reasonably be expected to impose on members of the Controlled Group liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $2,000,000; or more; (vii) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of $2,000,000;
(viii) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction and the initial tax or additional tax under Section 4975 of the Code relating thereto might reasonably be expected to exceed $2,000,000; (ix) a violation of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code if such violation might reasonably be expected to expose a member or members of the Controlled Group to monetary liability in excess of $2,000,000; (x) any member of the Controlled Group is assessed a tax under
Section 4980B of the Code in excess of $2,000,000; (xi) any member of the Controlled Group is subject to a payment in excess of $2,000,000 in connection with any agreement with the Internal Revenue Service to prevent the disqualification of a Plan; or (xii) the occurrence of any combination of events listed in clauses (iii) through (xi) that involves a potential liability, net increase in aggregate Unfunded Pension Liabilities, unfunded liabilities, or any combination thereof, in excess of $2,000,000.

     8.10 LOAN DOCUMENTS. This Agreement, the Note or any of the other Loan Documents shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect.

     8.11 DISSOLUTION. The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent.

     8.12 TAXES. The Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued.

     8.13 INTEREST RATE AGREEMENT. The occurrence of any default, event of default or breach under any Interest Rate Agreement.


                                ARTICLE IX
                                ----------

                                 REMEDIES
                                 --------

     9.1 AUTOMATIC ACCELERATION OF REVOLVING LOAN. Upon the occurrence of any Event of Default specified in Section 8.6 or 8.7, the obligation of the Lender to make Revolving Advances under the Revolving Loan shall automatically terminate and the unpaid principal amount of the Revolving Loan and all interest and other amounts payable hereunder, under the Note or any of the Security Documents, shall automatically become due and payable without further act of the Lender.

     9.2 OPTIONAL ACCELERATION OF REVOLVING LOAN. Upon the occurrence of any Event of Default (other than those specified in Section 8.6 or 8.7), the Lender may:

          (a) Declare all or any part of the Revolving Loan to be forthwith due and payable, together with all accrued and unpaid interest thereon and all other amounts payable hereunder or under any of the other Loan Documents, without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower;

          (b)  Declare the Revolving Commitment terminated;

          (c) With respect to any and all contingent, unmatured or unliquidated obligations of the Borrower hereunder, declare and require that cash in an amount equal to the aggregate outstanding amount of all such obligations be immediately paid over, pledged and delivered to the Lender to be held as cash collateral for such obligations; and

          (d) Proceed with every remedy provided for herein or in the Note, the Loan Documents or any contract, agreement or undertaking supplemental hereto and the Lender shall have, without limitation, all of the rights of a secured party under the UCC as then in effect with respect to any security then held for the Revolving Loan.

          The enforcement of any rights of the Lender as to the security for the Revolving Loan shall not affect the rights of the Lender to enforce payment of the Revolving Loan against the Borrower and to recover judgment against the Borrower for any portion thereof remaining unpaid.

     9.3 SETOFF. Upon the occurrence of any Event of Default, the Lender shall have the right at any time and from time to time, without prior notice to the Borrower (which notice is hereby waived by the Borrower to the fullest extent permitted by law), to setoff and apply any debt owing to the Borrower by the Lender, including without limitation, any deposits (general or special, time or demand, provisional or final) now or hereafter maintained by the Borrower with such Lender, against any and all obligations of the Borrower now or hereafter existing under this Agreement or any of the other Loan Documents, although such obligations may be unmatured, but excluding cash or securities on deposit with Banc One Investment Management Group, and for such purpose the Borrower hereby grants a security interest in and assigns to Lender all such deposit accounts.


                                 ARTICLE X
                                 ---------

                               MISCELLANEOUS
                               -------------

     10.1 NO WAIVER; CUMULATIVE REMEDIES. No delay on the part of the Lender in exercising any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise or waiver of any right, power, privilege, or remedy hereunder preclude any other or further exercise of such right, power, privilege, or remedy hereunder or the exercise of any other right, power or privilege or remedy. The rights and remedies of Lender contained herein are cumulative and not exclusive of any right or remedy which the Lender shall otherwise have pursuant to the Security Documents, the Note or applicable law. The obligations of the Borrower contained herein are cumulative, and compliance by the Borrower with any covenant shall not excuse compliance by the Borrower with any other covenant.

     10.2 NOTICES. All notices given hereunder shall be in writing, shall be given by certified mail, return receipt requested, overnight courier service, telecopy, facsimile or copy delivered by hand, and, (i) if mailed, shall be deemed received three Business Days after having been deposited in a receptacle for United States mail, postage prepaid, (ii) if delivered by overnight air courier service, shall be deemed received one Business Day after having been deposited with such overnight air courier service, postage prepaid, and (iii) if delivered by telex, telecopy or hand delivery, shall be deemed received on the day the notice is sent (provided that the sender receives confirmation of transmission), in each case addressed as follows:

If to the Borrower, to:

          VARI-L COMPANY, INC.
          4895 Peoria Street
          Denver, Colorado 80239
          Attention:  Jon L. Clark, Chief Financial Officer
          Fax No.:  (303) 373-3870

If to the Lender, to:

          Bank One, Colorado, N.A.
          1125 17th Street, 3rd Floor,
          P.O. Box 5586 TA
          Denver, Colorado  80217-5586 TA
          Attention:  T.J. Kern, Vice President
          Fax. No.:  (303) 244-3351

Any party may, by written notice so delivered to the others, change the address or facsimile number to which delivery shall thereafter be made.

     10.3 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts which together will be but one and the same instrument. This Agreement shall become effective when each party shall have signed at least one counterpart.

     10.4 GOVERNING LAW; ENTIRE AGREEMENT. THIS AGREEMENT IS BEING DELIVERED IN AND SHALL BE DEEMED TO BE A CONTRACT GOVERNED BY THE LAWS OF THE STATE OF COLORADO AND SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THAT STATE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. Such document and any other Loan Documents constitute and incorporate the entire agreement between the Lender and the Borrower concerning the subject matter hereof and thereof, and supersede any prior or contemporaneous agreements, verbal or written, between the Lender and the Borrower concerning the subject matter hereof and thereof. Provided, however, nothing contained herein shall affect the validity of or effect a merger of the Mutual Non-disclosure Agreement dated July 24, 1997 between the Borrower and the Lender.

     10.5 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement, the Note or any of the Security Documents, and no consent with respect to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lender. Any waiver shall be effective only in the specific instance and for the specific purpose for which given. Any consent or approval contemplated herein by the Lender may be granted or withheld in its sole discretion.

     10.6 COSTS, EXPENSES AND INDEMNITY. Borrower shall reimburse and pay the Lender for all fees, costs and expenses (including, without limitation, attorneys' fees, court costs and legal expenses and consultants' and experts' fees and expenses, the costs of the Lender's inspection of the Collateral and the costs and expenses of title or lien searches and filing and recording fees and expenses), reasonably incurred or expended in connection with (i) the preparation, execution, delivery and enforcement of this Agreement, the Note and the other Loan Documents (other than legal fees in connection with the initial closing of the Revolving Loan which shall be paid by the Lender), and any amendments, waivers or modifications thereof, (ii) the breach by the Borrower of any representation or warranty contained in this Agreement, the Security Documents or any other Loan Document, (iii) the failure by the Borrower to perform any agreement, covenant, condition, indemnity or obligation contained in this Agreement, the Security Documents or any other Loan Document, (iv) the Lender's exercise of any of its rights and remedies under this Agreement, the Security Documents and the other Loan Documents, or (v) the protection of the Collateral and the Liens thereon and security interests therein. The Borrower shall indemnify, defend and hold harmless the Lender and persons or entities owned or controlled by or affiliated with the Lender and their respective directors, officers, shareholders, partners, employees, consultants and agents (herein individually called an "Indemnified Party," and collectively called "Indemnified Parties") from and against, and reimburse and pay Indemnified Parties with respect to, any and all claims, demands, liabilities, losses, damages (including, without limitation, actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs and expenses (including, without limitation, attorneys' fees, court costs and legal expenses and consultants' and experts' fees and expenses), of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of
(a) any bodily injury or death or property damage occurring in or upon or in connection with the Collateral through any cause whatsoever, (b) any act performed or omitted to be performed hereunder or the breach of or failure to perform any warranty, representation, indemnity, covenant, agreement or condition contained in this Agreement, the Security Documents or any other Loan Documents, (c) any transaction, act, omission, event or circumstance arising out of or in any way connected with the Collateral or with this Agreement, the Security Documents or any other Loan Documents, and (d) subject to the exceptions and limitations contained in the Security Documents, the violation of or failure to comply with any statute, law, rule, regulation or order now existing or hereafter occurring, including without limitation, Environmental Laws. The foregoing indemnities shall not apply to any Indemnified Party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of Indemnified Party or a successful suit by the Borrower against such Indemnified Party. If the Borrower and the Indemnified Party are jointly named in any action covered by this Section 10.6, the Indemnified Party shall cooperate in the defense of such action to the extent its own rights or defenses are not compromised thereby. Subject to the exceptions and limitations contained in the Security Documents, the foregoing indemnities shall not terminate upon release, foreclosure or other termination of this Agreement or the Security Documents, but shall survive such release, foreclosure or termination and the repayment of the Revolving Loans. Any amount to be paid hereunder by the Borrower to the Lender or for which the Borrower has indemnified an Indemnified Party shall constitute a part of the Revolving Loan and be indebtedness secured by the Security Documents.

     10.7 INCONSISTENT PROVISIONS; SEVERABILITY. In case of any irreconcilable conflict between the provisions of this Agreement and those of the Security Documents or the Note, the provisions of this Agreement shall govern. The invalidity, illegality or unenforceability of any provision of any of the Loan Documents shall not in any way affect or impair the legality or enforceability of the remaining provisions of each of the Loan Documents.

     10.8 INCORPORATION OF EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached to this Agreement are a part hereof and are incorporated herein for all purposes.

     10.9 REFERENCES AND TITLES. Headings are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions.

     10.10 CALCULATIONS AND DETERMINATIONS. Unless otherwise expressly provided herein or unless the Lender otherwise consents, all financial statements and reports furnished to the Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

     10.11 WAIVER OF RIGHT TO TRIAL BY JURY. The Borrower and the Lender hereby knowingly, voluntarily, irrevocably and unconditionally waive any right to have a jury participate in resolving any dispute (whether based upon contract, tort or otherwise) between or among the Borrower and the Lender arising out of or in any way related to this agreement or any other Loan Document. This provision is a material inducement to the Lender to provide the financing described herein.

     10.12 ARBITRATION. The Lender and the Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint or class in nature, arising from this Agreement, any Loan Documents, or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association. Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of the Collateral shall constitute a waiver of this arbitration provision or be prohibited by this arbitration provision. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to
Article 9 of the Uniform Commercial Code or when applicable, a judgment by confession of judgment. Any disputes, claims or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy concerning any Collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the Collateral, shall also be arbitrated; provided, however, that no arbitrator shall have the right to or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this arbitration provision shall preclude either party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation and enforcement of this arbitration provision.

     10.13 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not transfer or assign any of its rights or obligations hereunder without the Lender's prior written consent.

     10.14 TERM OF AGREEMENT. This Agreement shall continue in full force and effect so long as any indebtedness or other obligation of the Borrower to the Lender remains unpaid or outstanding or the Borrower has any right to Advances hereunder.

     10.15 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. As a material inducement to the Lender to enter into this Agreement:

          (a) the Borrower agrees that all actions or proceedings in any manner relating to or arising out of this Agreement or the other Loan Documents may be brought only in courts of the State of Colorado located in Denver County or the Federal District Court in Colorado and the Borrower consents to the jurisdiction of such courts. The Borrower waives any objection it may now or hereafter have to the venue of any such court and any right it may have now or hereafter have to claim that any such action or proceeding is in an inconvenient court; and

          (b) The Borrower consents to the service of process in any such action or proceeding by certified mail sent to the address specified in
Section 10.2.

     10.16 LIMITATION OF LIABILITY. The Borrower and the Lender hereby waive any right either of them may have to claim or recover from the other party any special, exemplary, punitive or other consequential damages or any damages of whatever nature, other than actual damages.

     EXECUTED to be effective as of the day and year first above written.

                                   VARI-L COMPANY, INC.,
                                   a Colorado corporation


                                   By:/s/David G. Sherman
                                       David G. Sherman
                                       President and CEO


                                   By:/s/Joseph H. Kiser
                                       Joseph H. Kiser, Chairman of the
                                       Board and CSO


                                   BANK ONE, COLORADO, N.A.,
                                   a national banking association


                                   By:/s/T.J. Kern
                                       T.J. Kern
                                       Vice President






                                 EXHIBIT A

                           VARI-L COMPANY, INC.

                            Request for Advance


To Bank One, Colorado, N.A.:


This Request for Advance is given pursuant to Article II of that certain Revolving Loan Agreement, dated as of March __, 2000, as the same may have been amended to the date hereof (the "Revolving Loan Agreement"), between VARI-L COMPANY, INC. ("Borrower") and Bank One, Colorado, N.A. ("Lender"). Terms defined in the Revolving Loan Agreement are used herein with the same meanings.

The undersigned hereby gives Lender irrevocable notice that Borrower requests a Revolving Advance of the Revolving Loan under the Revolving Loan Agreement as follows:

     1. Date of Revolving Loan. The requested date of the proposed Advance is -------------, 20--, which is a Business Day.

     2.   Details of Revolving Loan.

          (a) Amount of Revolving Advance. The requested aggregate amount of the proposed Revolving Advance is: $----------.

          (c) Type of Revolving Advance and Interest Period. The requested type of Revolving Advance and Interest Period (if applicable) for the proposed Revolving Advance is (check (A) or (B) as applicable):

                    [ ] (A) A LIBOR Advance for an Interest Period of (check one, as applicable):

                         [ ]  One month

                         [ ]  Three months

                         [ ]  Six months

                         [ ]  Twelve months

                    [ ]  (B)  A Floating Rate Advance.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Revolving Advance, before and after giving effect the proposed Revolving Advance.

          (a) All conditions precedent under Article IV of the Revolving Loan Agreement to the making of the proposed Revolving Advance are satisfied;

          (b) All representations and warranties contained in Article VI of the Revolving Loan Agreement and in the Security Documents are true on the date of such requested Revolving Advance as if then given, and the Borrower has performed or observed all terms, agreements, conditions and obligations under the Revolving Loan Agreement and under the Security Documents to be performed or observed by such Person on or prior to the date of such requested Revolving Advance.

          (c) No Event of Default or Unmatured Event of Default shall have occurred and be continuing or would result from the making of the requested Revolving Advance.

Dated:  _________________, 20__.

                              VARI-L COMPANY, INC., a Colorado corporation



                              By: -------------------------------------
                                  -------------------------------------
                                  Authorized Officer































                                 EXHIBIT B

                           VARI-L COMPANY, INC.

                         List of Closing Documents


A.   BASIC LOAN DOCUMENTS

     1.   $20,000,000 Revolving Promissory Note

     2.   Revolving Loan Agreement

     3.   UCC-1 Financing Statement(s)

          a. Colorado Secretary of State, No. ------------, filed ------ ----, 2000.

     4.   General Security Agreement

B.   MISCELLANEOUS DOCUMENTS

     1.   Insurance Certificate and Loss Payee Endorsement
     2.   Landlord's Disclaimer and Consent Agreement(s) and Copies of
          Lease(s)
     3.   Payoff Letter(s) and UCC Terminations [Post-closing]
     4.   Request for Advance Executed by Borrower
     5.   UCC Search Results

C.   BORROWER DOCUMENTS

     a.   Certificate of Authority of Borrower

          1.   Articles of Incorporation
          2.   Bylaws
          3.   Good Standing Certificate
          4.   Borrowing Resolution

     b.   Opinion of Counsel
















                                 SCHEDULES
                                 ---------

Schedule 5.7        Chief Executive Office and Principal Place of Business

Schedule 5.11       ERISA Compliance

Schedule 5.16       Location of Inventory and Equipment.






                               SCHEDULE 5.7

                           VARI-L COMPANY, INC.

          Chief Executive Office and Principal Place of Business

4895 Peoria St.
Denver, CO 80239






                               SCHEDULE 5.11

                           VARI-L COMPANY, INC.

                             ERISA Compliance






                               SCHEDULE 5.16

                           VARI-L COMPANY, INC.

               Location of Inventory, Equipment and Fixtures

11101 E. 51st Ave., Denver, CO  80239 (Denver County)

4895 Peoria Street, Denver, CO  80239 (Denver County)

5165 Peoria Street, Denver, CO  80239 (Denver County)

15556 E. 17th Ave., Aurora, CO  80011 (Adams County)




                              REVOLVING NOTE
                              --------------

$20,000,000                                              March 24, 2000
                                                       Denver, Colorado


          FOR VALUE RECEIVED, VARI-L COMPANY, INC., a Colorado corporation ("BORROWER"), promises to pay to the order of, BANK ONE, COLORADO, N.A., a national banking association ("LENDER"), on or before the Maturity Date or such earlier date as may be required pursuant to the Revolving Loan Agreement (the "LOAN AGREEMENT"), of even date herewith, between Borrower and Lender, the principal sum of Twenty Million Dollars ($20,000,000), or so much thereof as may be advanced by Lender pursuant to the Loan Agreement together with interest on the outstanding unpaid balance of such principal amount as set forth herein. Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Agreement.

PAYMENTS.
---------

          Interest on this Note is computed by applying the ratio of the annual Interest Rate (as defined below) over a year of 360 days, multiplied by the outstanding principal balance hereunder, multiplied by the actual number of days the principal balance is outstanding. Interest shall accrue and be due and payable in arrears on each Interest Payment Date.

          If upon the expiration of an Interest Period, the Borrower has failed to select in writing at least three Business Days prior to the end of such Interest Period a new Interest Period to be applicable to the amounts with respect to which such Interest Period is expiring, or if any Unmatured Event of Default or Event of Default shall then exist, the Borrower shall be deemed to have elected that such amounts shall bear interest at the Floating Rate effective as of the expiration date of such Interest Period. Unless the Lender shall otherwise state in writing, during the existence of an Unmatured Event of Default or Event of Default, the Borrower may not elect to have (i) any Revolving Advance bear interest at the Adjusted LIBOR Rate, or (ii) any amounts for which an Interest Period is expiring continue to bear interest at the Adjusted LIBOR Rate. Upon the provision of an irrevocable written notice to the Lender, the Borrower may elect to convert on any Business Day any amounts accruing interest at the Floating Rate, in a minimum amount not less than $1,000,000 or if in excess of $1,000,000 in integrals of $500,000, to the Adjusted LIBOR Rate. The Borrower shall deliver any notice of conversion or continuation, as described above, to be received by the Lender not later than 11:00 a.m. (Denver, Colorado time) at least three Business Days in advance of the conversion or continuation date; specifying:

          (a) the proposed conversion or continuation date, which shall be a Business Day;

          (b) the aggregate amount of the Revolving Advances to be converted or continued;

          (c)  the nature of the proposed conversion or continuation; and

          (d)  the duration of the requested Interest Period.

          All payments due under the terms hereof shall be made at Lender's offices at 1125 17th Street, 3rd Floor, Denver, Colorado 80202,
Attention: T. J. Kern, or at such other place as Lender shall have designated to Borrower in writing. Notwithstanding the foregoing, the Borrower has authorized the Lender in the Loan Agreement to charge an account designated by the Borrower for all payments due hereunder, and the Lender has agreed to charge such account, subject to Section 2.7 of the Loan Agreement. Notwithstanding the foregoing, the Borrower shall be liable for all payments due hereunder, regardless of whether funds are available in the account designated by the Borrower for payment. Payments received after 11:00 a.m. Denver time shall be credited on the next Business Day. All payments received hereunder shall be applied first to accrued interest as of the date of payment and then to the outstanding principal balance of this Note. Principal repaid shall be available for reborrowing in accordance with the terms and conditions of the Loan Agreement.

          Subject to Section 2.7 of the Loan Agreement, overdue principal, and (to the extent permitted under applicable law) overdue interest, whether caused by acceleration of maturity or otherwise, shall bear interest at the rate that is equal to five percentage points above the Interest Rate, until paid, and shall be payable monthly or, at the option of the holder hereof, on demand. In addition, if payment is 10 days or more late, Borrower will be charged 5.0% of the regularly scheduled payment or $25.00, whichever is greater, up to the maximum amount of $1500.00 per late charge.

          Except as provided below, this Note may be prepaid, either in whole or in part, on any date without premium or penalty. Borrower may prepay all or any portion of the principal amount of this Note bearing interest at a LIBOR Rate, provided that if Borrower makes any such prepayment other than on the last day of an Interest Period, Borrower (a) with such prepayment, shall pay all accrued interest on the principal amount prepaid (unless less than all of the principal amount of this Note is being prepaid, in which case such interest shall be due and payable on the next scheduled Interest Payment Date), (b) with such prepayment, shall pay an administrative fee of $250.00, and (c) on demand, shall reimburse Lender and hold Lender harmless from all losses and expenses incurred by Lender as a result of such prepayment, including, without limitation, any losses and expenses arising from the liquidation or preemployment of deposits acquired to fund or maintain the principal amount prepaid. Lender's determination of the amount of such reimbursement shall be conclusive in the absence of manifest error.

          If Borrower fails to pay any amount due under this Note and Lender has to take any action to collect the amount due or to exercise its rights under the Loan Documents, including without limitation retaining attorneys for collection of this Note, or if any suit or proceeding is brought for the recovery of all or any part of or for protection of the indebtedness or to enforce Lender's rights under the Loan Documents, then Borrower agrees to pay on demand all reasonable costs and expenses of any such action to collect, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Lender, including but not limited to the fees and disbursements of Lender's attorneys and their staff.

          It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest permitted to be charged to Borrower under applicable law, but if, notwithstanding such intention, interest in excess of the maximum rate shall be paid hereunder, the excess shall be retained by the holder of this Note as additional cash collateral for the payment of the Loan, unless such retention is not permitted by law, in which case the interest rate on this Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate.

ILLEGALITY.
-----------

          If the Lender shall determine that the introduction of any law, rule or regulation, or any change in any law, rule or regulation or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful, for the Lender to permit amounts to bear interest at the Adjusted LIBOR Rate, then, on fifteen days' notice thereof by the Lender to the Borrower, the obligation of the Lender to permit amounts to bear interest at the Adjusted LIBOR Rate shall be suspended, and all such amounts shall thereafter bear interest at a comparable rate of interest or using a rate index mutually acceptable to the parties.

INCREASED COSTS AND REDUCTION OF RETURN.
----------------------------------------

          If the Lender shall determine that, due to either (i) the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR Rate) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Lender of agreeing to make or making, funding or maintaining any amount bearing interest at the Adjusted LIBOR Rate (other than changes in the rate of taxes on the overall net income of the Lender), then the Borrower shall be liable for, and shall from time to time, upon demand therefor by the Lender, pay to the Lender additional amounts as are sufficient to compensate the Lender for such increased costs.

          If the Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other governmental authority charged with the interpretation or administration thereof, or
(iv) compliance by the Lender or any corporation controlling the Lender, with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy and the Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of the Loans, credits or obligations under this Agreement, then, upon demand of the Lender, the Borrower shall upon demand pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender for such increase.

SECURITY.
---------

     This Note is secured by, and the holder of this Note is entitled to the benefits of the Loan Agreement and other Loan Documents provided for in the Loan Agreement. Reference is made to the Loan Documents for a description of the property covered thereby and the rights, remedies and obligations of the holder hereof in respect thereto.

DEFAULT/REMEDIES.
-----------------

          Time is of the essence hereof. In the event of (a) a default in any payment of any amount required to be paid pursuant to this Note when due and payable, or (b) any other default or event of default under the provisions of the Loan Agreement or any other Loan Document and subject to the notice and cure rights set forth in the Loan Agreement or other Loan Documents, then the whole principal sum of this Note plus accrued interest and all other obligations of Borrower to holder, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of the holder of this Note become immediately due and payable without notice or demand, and the holder of this Note shall have and may exercise any or all of the rights and remedies provided herein and in the Loan Agreement and the other Loan Documents, as they may be amended, modified or supplemented from time to time, and under applicable law.

          The remedies provided in this Note shall be cumulative, and shall be in addition to any other rights or remedies now or hereafter provided by law or equity. No delay, failure or omission by any holder of this Note, in respect of any default by the Borrower, to exercise any right or remedy shall constitute a waiver of the right to exercise the right or remedy upon any such default or subsequent default.

          Borrower and any endorser herein each waives presentment, demand, notice of dishonor, notice of acceleration and protest and assents to any extension of time with respect to any payment due under this Note, to any substitution or release of collateral and to the addition or release of any party. No waiver of any payment or other right under this Note shall operate as a waiver of any other payment or right.

MISCELLANEOUS.
--------------

          This Note may not be changed orally, but only by an agreement in writing, signed by both parties.

          If any of the provisions of this Note shall be held to be invalid or unenforceable, the determination of invalidity or unenforceability of any such provision shall not affect the validity or enforceability of any other provision or provisions hereof.
 This Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of and be enforceable by the Lender and its successors and assigns.

          All notices to Borrower expressly required in this Note shall be given in the manner set forth in the Loan Agreement.

          The parties agree that this Note shall be subject to Section
10.12 of the Loan Agreement regarding arbitration. To the extent permitted by such Section 10.12, an action may be brought to enforce this
Note in the District Court in and for the City and County of Denver, State of Colorado, or in any other court in which venue and jurisdiction are proper at the option of the Lender. Borrower and all signers or endorsers hereof consent to such venue and jurisdiction and to service of process under Colorado Revised Statutes (1973) Sections 13-1-124(1)(a) and 13-1-125, in any action commenced to enforce this Note.

          This Note shall be construed and enforced in accordance with the laws of the State of Colorado.

DEFINITIONS:
------------

          As used in this Note, the following Terms have the meanings set forth below:

          "Adjusted LIBOR Rate" means the LIBOR Rate plus the applicable LIBOR Spread.

          "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other governmental authority, or any other law, rule, or regulation, whether or not having the force of law, in each case regarding capital adequacy of all domestic banks or of any corporation controlling a domestic bank.

          "Interest Rate" means as applicable, the Adjusted LIBOR Rate or the Floating Rate.

          "Interest Period" means a period commencing on the Business Day any amounts bearing Interest at the Adjusted LIBOR Rate are disbursed, continued or converted and ending on the date one, three, six or twelve months thereafter, as selected by the Borrower in its written Request for Advance or notice of conversion/continuation; provided that:

          (a) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (c) no Interest Period may be selected by the Borrower which would extend beyond the applicable Maturity Date.

          "LIBOR Rate" means the offered rate for the period equal to or next greater than the Interest Period for U.S. Dollar deposits of not less than $1,000,000.00 as of 11:00 A.M. City of London, England time two London Business Days prior to the first day of the Interest Period as shown on the display designated as "British Bankers Association Interest Settlement Rates" on Reuters Screen FRBD, or such other screen as may replace such screen on Reuters for the purpose of displaying such rate.
In the event that such rate is not available on Reuters, then such offered rate shall be otherwise independently determined by Lender from an alternate, substantially similar independent source available to Lender or shall be calculated by Lender by a substantially similar methodology as that theretofore used to determine such offered rate.

          "LIBOR Spread" means 2.50% per annum with respect to the one-month LIBOR Rate, and 2.25% per annum with respect to the three-month, six-month and one-year LIBOR Rate.




               [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




          IN WITNESS WHEREOF, Borrower has caused this instrument to be executed as of the day and year first above written.

                              BORROWER:

                              VARI-L COMPANY, INC.,
                              a Colorado corporation


                              By:/s/David G. Sherman
                                 David G. Sherman, President and CEO


                              By:/s/Joseph H. Kiser
                                 Joseph H. Kiser, Chairman of the Board
                                   and CSO




                        GENERAL SECURITY AGREEMENT
                        --------------------------
                          (VARI-L COMPANY, INC.)


     This GENERAL SECURITY AGREEMENT (this "AGREEMENT"), dated as of March 24, 2000, is from VARI-L COMPANY, INC., a Colorado corporation ("Debtor"), to BANK ONE, COLORADO, N.A., a national banking association ("LENDER").


                                 Recitals
                                 --------

     A. Lender and Debtor have entered into a Loan Agreement (the "Loan Agreement") dated of even date herewith pursuant to which Lender has provided to Debtor a certain loan (the "Loan") in the total principal amount of $20,000,000, which Loan is evidenced by a Revolving Promissory Note (the "Note") dated of even date herewith in the amount of $20,000,000.

     B. It is a condition precedent to Lender extending the Loan to Debtor under the Loan Agreement that, among other things, Debtor has executed and delivered to Lender a security agreement granting to Lender a security interest in the Collateral (as such term is defined below).


                                 Agreement
                                 ---------

     In consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Lender to make the Loan under the Loan Agreement, Debtor hereby agrees with Lender as follows:

                                 ARTICLE 1
                                 ---------

                        DEFINITIONS AND REFERENCES
                        --------------------------

     1.1 GENERAL DEFINITIONS. As used herein, the terms "Agreement," "Debtor," "Loan," "Loan Agreement," "Lender" and "Note" have the meanings given to them above, and the following terms have the following meanings:

          (a) The term "CODE" means the Uniform Commercial Code currently in effect in the state in which the applicable security is located.

          (b) The term "DEBTOR LOCATIONS" shall mean those locations as set forth on Schedule 5.7 to the Loan Agreement.

          (c) The term "DOCUMENTS" shall mean this Agreement, the Loan Agreement, the Note, and any and all other documents executed in connection with the Loan.

          (d) The term "EQUIPMENT" has the meaning ascribed thereto in Subsection 2.1(b).

          (e) The term "EVENT OF DEFAULT" has the meaning ascribed thereto in Section 5.1.

          (f) The term "GENERAL INTANGIBLES" has the meaning ascribed thereto in Subsection 2.1(d).

          (g) The term "INTEREST RATE AGREEMENT" means any agreement entered into by Debtor relating to the provision of an interest rate hedging product, including, without limitation, any interest rate swap agreement, any interest rate cap agreement, and any interest rate "collar" agreement, and further including, without limitation, any ISDA Master Agreement ("Master Agreement") between Debtor and Lender or any affiliate of Lender together with any and all schedules and exhibits attached thereto.

          (h) The term "INVENTORY" has the meaning ascribed thereto in Subsection 2.1(a).

          (i) The term "ACCOUNTS" has the meaning ascribed thereto in Subsection 2.1(c).

          (j) The term "COLLATERAL" means all property of whatever type, in which Lender at any time has a security interest pursuant to Section 2.1, excluding, however, equipment and other personal property of the Borrower located in New Mexico and Virginia having an aggregate value of not more than $25,000.

          (k) The term "SECURED OBLIGATIONS" means all present and future indebtedness, obligations and liabilities of whatever type which are or shall be secured pursuant to Section 2.2.

     1.2 REFERENCES. Reference is hereby made to the Loan Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Loan Agreement and not otherwise defined herein have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in Article 9 of the Code and not otherwise defined herein or in the Loan Agreement have the same meanings herein as set forth therein, except where the context otherwise requires.

     1.3 EXHIBITS. All exhibits attached to this Agreement are a part hereof for all purposes.

     1.4 AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including, without limitation, references in Section 2.1) also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document; provided, however, that nothing contained in this Section 1.4 shall be construed to authorize any person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

     1.5 TITLES. Titles and headings appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement.

                                 ARTICLE 2
                                 ---------

                             SECURITY INTEREST
                             -----------------

     2.1 GRANT OF SECURITY INTEREST. As security for all of the Secured Obligations, Debtor hereby pledges, assigns and grants to Lender, a continuing security interest in all of the following properties, assets and rights of Debtor, wherever located, whether now owned or hereafter acquired (by operation of law or otherwise), and all proceeds and products thereof (the "Collateral"):

          (a) INVENTORY. All of the following, whether now or hereafter existing, which are owned by Debtor or in which Debtor otherwise has any rights: (i) inventory in all its forms and of any kind, including, without limitation, all documents of title covering any such Inventory, wherever located: (ii) goods in which Debtor has an interest; (iii) goods which are returned to or repossessed by Debtor; and (iv) all accessions thereto and products thereof and documents therefor (collectively, the "Inventory").

          (b) EQUIPMENT. All equipment in any form and of any kind, whether now or hereafter existing, owned by Debtor or in which Debtor otherwise has any rights (collectively, the "Equipment").

          (c) ACCOUNTS. All of the following, whether now or hereafter existing, which are owned by Debtor or in which Debtor otherwise has any rights: (i) all accounts of any kind, (ii) all chattel paper, instruments and documents of any kind relating to such accounts or arising out of or in connection with the sale or lease of goods or the rendering of services, and (iii) all rights in, to or under all security agreements, leases and other contracts securing or otherwise relating to any such accounts, chattel paper, instruments or documents (collectively, the "Accounts").

          (d) CONTRACT RIGHTS, GENERAL INTANGIBLES, ETC. All of the following, whether now or hereafter existing, which are owned by Debtor or in which Debtor otherwise has any rights: all contract rights and general intangibles of any kind (including but not limited to choses in action, tax refunds and claims therefor (but excluding uncertificated securities), license fees, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, rights to sue and recover for past infringement of patents, trademarks and copyrights, computer programs, computer software, engineering drawings, service marks, customer lists (except those customer lists which the Debtor has previously agreed in writing to keep confidential), goodwill and insurance policies, proceeds and claims) and all chattel paper, documents, instruments (excluding marketable securities), security agreements, leases, other contracts and money, and all other rights of Debtor (except those constituting Accounts) to receive payments of money or the ownership of property, regardless of whether such rights arise by contract or tort, and all licenses, permits, agreements of any kind or nature pursuant to which Debtor possesses, uses or has authority to possess or use property (whether tangible or intangible) of others or others possess, use or have authority to possess or use property (whether tangible or intangible) of Debtor, and all recorded data of any kind or nature, regardless of the medium of recording, including without limitation, all software, writings, plans, specifications and schematics (collectively, the "General Intangibles").

          (e) OTHER PROPERTY. To the extent not included in the foregoing, all of the personal and fixture property of every kind and nature (including, without limitation, all furniture, fixtures, raw materials and deposit accounts, books, records, ledger sheets, files and other data and documents, including records in any form (digital or other) and recorded in or through any medium (magnetic, laser graphic or other) and all machinery and processes (including computer programming instructions) required to read and print such records, now or hereafter existing relating to all types of personal and fixture property described in this Section 2.1), rights and interests, present and future, tangible and intangible, which are owned by Debtor or in which Debtor otherwise has any rights, including without limitation all accounts, goods, inventory, equipment, fixtures, chattel paper, documents and general intangibles.

          (f) PROCEEDS. All proceeds and products of any and all of the foregoing and, to the extent not otherwise included, any payments under insurance (whether or not Lender is the loss payee thereof) or under any indemnity, warranty or guaranty by reason of loss to or otherwise with respect to any of the foregoing.

In each case, the foregoing shall be covered by this Agreement, whether Debtor's ownership or other rights therein are presently held or hereafter acquired (by operation of law or otherwise) and howsoever Debtor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

     2.2 OBLIGATIONS SECURED. The security interest created hereby in the Collateral constitutes a continuing security interest for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising (the "Secured Obligations"):

          (a) LOAN AGREEMENT INDEBTEDNESS. All Obligations (as such term is defined in the Loan Agreement) of the Debtor.

          (b) EXPENDITURES. All expenditures made or incurred by Lender to protect and maintain the Collateral and to enforce the rights of Lender under this Agreement, to the extent not otherwise included as Secured Obligations hereunder.

          (c) PERFORMANCE. The due performance and observance by Debtor of all other obligations and undertakings from time to time existing under or with respect to the Loan Documents or any other instrument now or hereafter delivered in connection with or as security for any of the Loan Documents.

          (d) RENEWALS. All renewals, extensions, amendments, modifications, supplements or restatements of or substitutions for any of the foregoing.

          (e) INTEREST RATE AGREEMENT. Any and all amounts due under any Interest Rate Agreement.

          (f) AMOUNTS DUE HEREUNDER. All amounts due and payable by Debtor under this Agreement shall, until paid, be a debt secured by the Collateral and a part of the Secured Obligations.

                                 ARTICLE 3
                                 ---------

                 REPRESENTATIONS, WARRANTIES AND COVENANTS
                 -----------------------------------------

     3.1 REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants as follows:

          (a) OWNERSHIP AND LIENS. Debtor has good and marketable title to the Collateral pledged pursuant to this Agreement, free and clear of all liens, security interests, adverse claims and other charges or encumbrances, except for the security interest created by this Agreement and except for liens expressly permitted by the Loan Agreement (the "Permitted Liens"). No dispute, right of setoff, counterclaim or defense exists with respect to all or any part of the Collateral. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office except such as may have been filed in favor of Lender relating to this Agreement and the Permitted Liens. None of the Collateral constitutes, or is the proceeds of, "farm products" as defined in Section 9-109(3) of the Code. None of the account debtors in respect of any Accounts or General Intangibles, and none of the obligors in respect of any instruments included in the Collateral is a governmental authority subject to the Federal Assignment of Claims Act.

          (b) NO CONFLICTS OR CONSENTS. Neither the ownership or intended use of the Collateral by Debtor, nor the grant of a security interest by Debtor, nor the exercise by Lender of the rights or remedies afforded it hereunder, will (i) conflict with any provision of (A) the articles or certificate of incorporation, charter or bylaws of Debtor or
(B) any material agreement, judgment, license, order or permit applicable to or binding upon, Debtor or the Collateral, or (ii) result in or require the creation of any lien, charge or encumbrance upon any assets or properties of Debtor except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents, no consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with the grant by Debtor of the security interest herein, or the exercise by Lender of its rights and remedies hereunder.

          (c) COLLATERAL INTEREST. Debtor has and will have at all times full right, power and authority to grant a security interest in the Collateral pledged to Lender in the manner provided herein, free and clear of any lien, security interest, adverse claims or other charge or encumbrance except for Permitted Liens. This Agreement creates a valid and binding security interest in favor of Lender in the Collateral securing the Secured Obligations, except as such enforcement may be limited by bankruptcy, insolvency, or similar laws of general application relating to the enforcement of creditors' rights. The taking of possession by Lender of all instruments and cash constituting Collateral from time to time and the filing of the financing statements delivered concurrently herewith by Debtor to Lender will perfect Lender's security interest hereunder in the Collateral securing the Secured Obligations (except for patents). No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest, except for continuation statements or filings upon the occurrence of the events stated in Section 3.3(d) below.

          (d) LOCATION OF DEBTOR AND RECORDS. The chief executive office and principal place of business and the office where the records concerning the Collateral is kept is as set forth in the Loan Agreement. Any changes in the same or in the name, identity or corporate structure will be effected in accordance with the requirements of Section 3.3(d) below.

          (e) ACCOUNTS. Each Account represents the valid and legally binding indebtedness of a bona fide account debtor arising from the sale or lease by Debtor of goods or the rendition by Debtor of services, and is not subject to contra-accounts, setoffs, defenses or counterclaims by or available to account debtors obligated on the Accounts except as disclosed to Lender in writing and except for disputes arising in the ordinary course of business that do not affect a material percentage of the Accounts then-outstanding. Goods which have been delivered to, and services which have been rendered by Debtor to, the account debtor have been accepted by the account debtor, and the amount shown as to each Account on Debtor's books is the true and undisputed amount owing and unpaid thereon, subject only to discounts, allowances, rebates, loans and adjustments to which the account debtor has a right and which have been disclosed to Lender in writing or which arise in the ordinary course of business and do not affect a material percentage of the Accounts then-outstanding.

          (f) CHATTEL PAPER, LOAN DOCUMENTS AND INSTRUMENTS. All chattel paper, documents and instruments included in the Collateral are valid and genuine. Any chattel paper, document or instrument included in the Collateral has only one original counterpart which constitutes collateral within the meaning of the Code or the law of any applicable jurisdiction. No Person other than Debtor or Lender is in actual or constructive possession of any chattel paper, documents or instruments.

          (g) EQUIPMENT AND INVENTORY. Debtor owns all of the Equipment free and clear of all liens, security interests, adverse claims and other charges or encumbrances, except for the security interest created by this Agreement and the Permitted Liens. All of the Equipment and all of the Inventory of the Debtor is located only at the Debtor Locations and will be kept at the Debtor Locations unless Debtor provides Lender with notice prior to relocation pursuant to the requirements of Section 3.3(d) below. Subject to Sections 7.1 and 7.2 of the Loan Agreement, although Debtor and Lender agree that all motor vehicles now or hereafter owned by Debtor shall constitute a portion of the Collateral hereunder, Lender acknowledges that Debtor shall not be obligated to deliver the titles to such motor vehicles to Lender, and Debtor represents that it has not pledged any such motor vehicle to any third party as of the date hereof and warrants that it will not pledge any such motor vehicle to any third party during any period in which any of its assets remain subject to this Agreement or any other Document.

     3.2 AFFIRMATIVE COVENANTS. Unless Lender otherwise consents in writing, Debtor shall at all times comply with the covenants and agreements contained in the Loan Agreement and this Section 3.2 from the date hereof and so long as any part of the Secured Obligations are outstanding.

          (a) OWNERSHIP AND LIENS. Debtor shall maintain good and marketable title to all Collateral free and clear of all liens, security interests, adverse claims and other charges or encumbrances, except for the security interest created by this Agreement and the Permitted Liens. Debtor shall defend Lender's right, title and security interest in and to the Collateral against the claims of any Person.

          (b) CONDITION OF COLLATERAL. Debtor shall maintain the Collateral in good condition and shall not use the same in violation of any law or any policy of insurance thereon, and shall make such Collateral available for inspection by Lender. Debtor shall not permit the Collateral or any part thereof to be affixed to or otherwise become a part of any real or personal property, without first making arrangements satisfactory to Lender to protect Lender's security interest therein.

          (c) COLLECTION OF ACCOUNTS AND GENERAL INTANGIBLES. Debtor shall, except as otherwise provided in Section 4.2 or 4.4, collect, at its own expense, all amounts due or to become due under each of the Accounts and General Intangibles. In connection with such collections, Debtor may (and if in Lender's reasonable discretion, Debtor is not taking such actions to collect all such amounts due or to become due as a reasonably prudent creditor would take, then at Lender's direction, Debtor shall) take such action (not otherwise forbidden by Section 3.3(d)) as Debtor or Lender may deem necessary or advisable to enforce collection or performance of each of the Accounts and General Intangibles to the extent the cost of such action does not exceed the amount of such Account or General Intangible.

          (d)  CHATTEL PAPER, DOCUMENTS AND INSTRUMENTS.

               (i) Debtor shall at all times cause any chattel paper, documents or negotiable and non-negotiable instruments which are a part of the Collateral to be valid and genuine. Debtor shall cause all chattel paper included in the Collateral pledged by it to have only one original counterpart which constitutes chattel paper or collateral within the meaning of the Code or the law of any applicable jurisdiction. Upon request by Lender, Debtor shall deliver to Lender all originals of chattel paper, documents or instruments which are included in the Collateral. Upon request by Lender, Debtor shall mark each chattel paper which is a part of the Collateral pledged by it with a legend indicating that such chattel paper is subject to the security interest granted by this Agreement.

               (ii) In the event that Debtor shall, after the date of this Agreement, acquire any other negotiable or non-negotiable instruments or chattel paper to be pledged by it hereunder, except such instruments and chattel paper that may be on deposit with Banc One Investment Management Group, Debtor shall forthwith endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. Notwithstanding the foregoing, the Debtor need not deliver to the Lender any patent certificates representing the award of a patent by the U.S. Patent and Trademark office . Debtor hereby acknowledges that Lender may, in its discretion, appoint one or more financial institutions to act as Lender's agent in holding in custodial account instruments or other financial assets in which Lender is granted a security interest hereunder, including, without limitation, certificates of deposit and other instruments evidencing short-term obligations.

          (e) PERFORMANCE RELATED TO ACCOUNTS. Debtor shall duly perform and cause to be performed all of its obligations with respect to the goods or services, the sale or lease or rendition of which gave rise or will give rise to each Account.

          (f) PERFORMANCE OF CONTRACTS. Debtor shall duly perform or cause to be performed all of its obligations, if any, to be performed under or with respect to the General Intangibles.

          (g) LOCATION OF AFTER-ACQUIRED COLLATERAL. All Equipment and Inventory acquired by Debtor subsequent to the date of this Agreement shall be received by Debtor and thereafter kept only at the Debtor Locations, unless Debtor (i) notifies Lender in writing as soon as practicable prior to receipt of such Collateral of the location at which such Equipment or Inventory will be received or kept and (ii) takes all action required by Lender for the purpose of ensuring a perfected security interest in favor of Lender in such Equipment or Inventory. Any notice furnished pursuant to this Section 3.2(g) shall expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Lender's security interest in the Collateral.

     3.3 NEGATIVE COVENANTS. Unless Lender otherwise consents in writing, Debtor shall at all times comply with the covenants contained in this Section 3.3 from the date hereof and so long as any part of the Secured Obligations are outstanding.

          (a) IMPAIRMENT OF COLLATERAL INTEREST. Debtor shall not take or fail to take any action that would in any manner impair the value or enforceability of Lender's security interest in any Collateral.

          (b)  POSSESSION OF COLLATERAL.  Except as permitted by Section
7.10 of the Loan Agreement, Debtor shall not cause or permit the removal of any item of the Collateral from its possession, control or risk of loss, or from the location specified herein, other than removal in connection with possession of Collateral by Lender or by a bailee selected by Lender who is holding the Collateral for the benefit of Lender.

          (c) FINANCING STATEMENT FILINGS. Debtor recognizes that financing statements pertaining to the Collateral have been or may be filed where Debtor maintains any Collateral, has its records concerning any Collateral or has its chief executive office or principal place of business. Without limitation of any other covenant herein, Debtor shall not cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to the location, as represented in Section 3.1, of (i) any Collateral, (ii) any records concerning any Collateral, or (iii) its chief executive office or principal place of business, unless Debtor has notified Lender of such change at least thirty days prior to the effective date of such change and has first taken all action required by Lender for the purpose of further perfecting or protecting the security interest in favor of Lender in the Collateral.

          (d) POSSESSION OF CHATTEL PAPER, LOAN DOCUMENTS OR INSTRUMENTS. Debtor shall not cause or permit any chattel paper, documents or instruments included in the Collateral at any time to be in the actual or constructive possession of any Person other than Debtor or Lender.

                                 ARTICLE 4
                                 ---------

                         POWERS AND AUTHORIZATIONS
                         -------------------------

     4.1 ADDITIONAL FINANCING STATEMENT FILINGS. Debtor hereby authorizes Lender to file, without the signature of Debtor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Debtor further agrees that a carbon, photographic or other reproduction of this Agreement or any financing statement describing any Collateral is sufficient as a financing statement and may be filed in any jurisdiction that Lender may deem appropriate.

     4.2 POWER OF ATTORNEY. Debtor hereby irrevocably appoints Lender as Debtor's attorney-in-fact and proxy, with full authority in the place and stead of Debtor and in the name of Debtor or otherwise, in Lender's discretion, at any time upon the occurrence and during the continuance of an Event of Default, to take any action relating to the Collateral, or the Lender's rights hereunder and to execute any instrument which Lender may deem necessary or advisable relating to the Collateral, or the Lender's rights hereunder.

     4.3 PERFORMANCE BY LENDER. If Debtor fails to perform any agreement or obligation contained herein, Lender may itself, at its option and in its sole discretion, perform, or cause performance of, such agreement or obligation, and the expenses of Lender incurred in connection therewith shall be payable by Debtor, on demand; provided, however, that nothing herein shall impose any obligation of any kind whatsoever on Lender to perform any obligation or agreement of Debtor.

     4.4 COLLECTION RIGHTS. Lender shall have the right at any time upon the occurrence and during the continuance of an Event of Default to notify any or all obligors under any Accounts or General Intangibles of the assignment of such Accounts or General Intangibles to Lender and to direct such obligors to make payment of all amounts due or to become due to Debtor thereunder directly to Lender and, upon such notification and at the expense of Debtor, and to the extent permitted by law, to enforce collection of any such Accounts or General Intangibles and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Debtor may have done. After the giving of notice by Lender referred to in this Section 4.4: (i) all amounts and proceeds (including instruments and writings) received by Debtor with respect to such Accounts or General Intangibles shall be received in trust for the benefit of Lender hereunder, shall be segregated from other funds of Debtor and shall be forthwith paid over to Lender in the same form as so received (with any necessary endorsement) to be held as cash collateral and applied as specified in section 5.3, and (ii) Debtor shall not adjust, settle or compromise the amount or payment of any Account or General Intangible or release wholly or partly any account debtor or obligor thereof or allow any credit or discount thereon in excess of $100,000 without the prior consent of the Lender.

                                 ARTICLE 5
                                 ---------

                      EVENTS OF DEFAULT AND REMEDIES
                      ------------------------------

     5.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

          (a) Subject to Section 2.7 of the Loan Agreement, the failure of Debtor to pay any of the Secured Obligations and the continuance thereof for five business days;

          (b) The failure of Debtor to perform or observe any other covenant contained in this Agreement, the Loan Agreement, or any other Loan Document and the continuance thereof for thirty days after written notice by Lender to Borrower;

          (c) Any warranty, representation or statement of Debtor in this Agreement or otherwise made or furnished to Lender by or on behalf of Debtor proves to have been false or misleading in any material respect when made or furnished;

          (d) Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any other law for the relief of debtors shall be instituted by or against Debtor (except for an involuntary petition against Debtor, which shall not constitute an Event of Default if such petition is vacated or dismissed within thirty days after the filing thereof), or any order, judgment or decree shall be entered against Debtor decreeing its dissolution or division;

          (e) Debtor shall become insolvent, admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise shall be appointed and shall not be discharged within thirty calendar days after such appointment.

          (f) Ten business days after any Collateral having an aggregate value in excess of $1,000,000 alone or in combination with other affected Collateral, shall:

               (i) become lost, stolen, destroyed or otherwise substantially damaged, and such loss, theft or destruction is not covered under policies of insurance the proceeds of which are received within a reasonable time;

               (ii) be seized or taken by any governmental or similar authority; or

               (iii) become subject to any writ, order of attachment or garnishment,

Provided, however, the Debtor may offer substitute Collateral during such ten business day period or request the Lender to waive this Event of Default, but such waiver shall be in the Lender's sole discretion.

          (g) There shall occur or exist a default or an "Event of Default" under and as defined in the Loan Agreement, the Note or any other Loan Document.

     5.2  REMEDIES.

          (a) Upon the occurrence of any Event of Default, or at any time thereafter, in addition to all other rights, powers and remedies conferred herein, conferred in the other Loan Documents or conferred by operation of law, Lender may declare the Secured Obligations immediately due, payable and performable, including all principal and interest remaining unpaid on the Note and all other amounts secured hereby or thereby, all without demand, presentment or notice, all of which are hereby expressly waived; and from time to time in its discretion, without limitation and without notice except as expressly provided below Lender may:

               (i) exercise with respect to the Collateral all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral);

               (ii) require Debtor to, and Debtor hereby agrees that it shall at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both Lender and Debtor;

               (iii) reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

               (iv) dispose of, at its office, on the premises of Debtor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Lender's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the Secured Obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

               (v) buy the Collateral, or any portion thereof, at any public sale;

               (vi) buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type that is the subject of widely distributed standard price quotations;

               (vii) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Debtor hereby consents to any such appointment; and

               (viii) at its discretion, retain the Collateral in satisfaction of the Secured Obligations whenever the circumstances are such that Lender is entitled to do so under the Code or otherwise.

          (b) Debtor agrees that, to the extent notice of sale shall be required by law, ten business days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     5.3 APPLICATION OF PROCEEDS. Upon the occurrence of any Event of Default, or at any time thereafter, Lender may in its discretion apply any cash held by Lender as Collateral, and any cash proceeds received by Lender with respect to any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in the following order of priority:

          (a) first, to the repayment of the reasonable out-of-pocket costs and expenses, including attorneys' fees and legal expenses, incurred by Lender in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Lender hereunder; or (iv) the failure of Debtor to perform or observe any of the provisions hereof;

          (b) to the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral;

          (c) to the reimbursement of Lender for the amount of any obligations of Debtor paid or discharged by Lender pursuant to the provisions of this Agreement or the other Loan Documents, and of any expenses of Lender payable by Debtor hereunder or under the other Loan Documents;

          (d)  to the satisfaction of any other Secured Obligations;

          (e) to the payment of any other amounts required or permitted by applicable law (including, without limitation, Section 9-504(a)(3) of the Code or any successor or similar, applicable statutory provision); and

          (f) by delivery to the Debtor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction directs.

     5.4 DEFICIENCY. In the event that the proceeds of any sale, collection or realization of or upon the Collateral by Lender are insufficient to pay all amounts to which Lender is legally entitled, Debtor shall be liable for the deficiency, together with interest thereon as provided in the Loan Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the fees and expenses of any attorneys employed by Lender to collect such deficiency.

     5.5 OTHER RECOURSE. Debtor waives any right to require Lender to proceed against any other Person, exhaust any Collateral or other security for the Secured Obligations, or pursue any other remedy in Lender's power. Debtor further waives any and all notice of acceptance of this Agreement. Until all of the Secured Obligations have been paid in full, Debtor shall not have the right to subrogation, and Debtor waives the right to enforce any remedy which Lender has or may hereafter have against any other party liable for the Secured Obligations, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Lender. Subject to Section 5.3, no action which Lender may take or omit to take in connection with any of the Loan Documents or any of the Secured Obligations shall release or diminish the obligations, liabilities, duties or agreements of Debtor hereunder, including without limitation, from time to time: (a) taking or holding any other property of any type from any other Person as security for the Secured Obligations, and exchanging, enforcing, waiving and releasing any or all of such other property, and (b) applying the Collateral or such other property and directing the order or manner of sale thereof as Lender may in its discretion determine which is not inconsistent with the Loan Documents.

     5.6 REMEDIES NOT EXCLUSIVE. All rights, powers and remedies herein conferred are cumulative, and not exclusive, of (i) any and all other rights and remedies herein conferred or provided for, (ii) any and all other rights, powers and remedies conferred or provided for in the Loan Documents, and (iii) any and all rights, powers and remedies conferred, provided for or existing at law or in equity, and Lender shall, in addition to the rights, powers and remedies herein conferred or provided for, be entitled to avail itself of all such other rights, powers and remedies as may now or hereafter exist at law or in equity for the collection of and enforcement of the Secured Obligations and the enforcement of the warranties, representations, covenants, indemnities and other agreements contained in this Agreement and the Loan Documents. Each and every such right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by Lender and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Lender or other Person in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

     5.7 NO SUBROGATION. Until all the Secured Obligations shall be paid in full, Debtor shall not have the right of subrogation with respect hereto, and Debtor hereby waives any rights to enforce any rights of subrogation, contribution, reimbursement, indemnification, exoneration and any other remedy which Debtor may have against any other Person with respect to this Agreement or the duties of Debtor under the Loan Documents or applicable law. Debtor hereby irrevocably agrees, to the fullest extent permitted by law, that it shall not exercise (and herein waives) any rights against any other Person which it may acquire by way of subrogation, contribution, reimbursement, indemnification or exoneration under or with respect to this Agreement, the Loan Documents or applicable law, by any payment made hereunder or otherwise. If the foregoing waivers are adjudicated unenforceable by a court of competent jurisdiction, then Debtor agrees that no liability or obligation of Debtor that shall accrue by virtue of any right to subrogation, contribution, indemnity, reimbursement or exoneration shall be paid, nor shall any such liability or obligation be deemed owed, until all of the Secured Obligations have been paid in full.

     5.8  PROCEEDS OF INSURANCE.

          (a) NOTICE TO LENDER. Debtor will give Lender prompt notice of any damage to or destruction of the Collateral or any portion thereof, and such notice shall specify whether such damage or destruction gives rise to a claim for insurance proceeds.

          (b) RIGHT TO SETTLE OR COMPROMISE CLAIMS. In case of loss covered by policies of insurance, Debtor may, unless there is an Event of Default, settle and adjust any claim under such policies and agree with the insurance company or companies on the amount to be paid upon the loss; provided, upon the occurrence of an Event of Default, that Lender shall, and is hereby authorized to, collect and receive any such insurance proceeds, subject to the disbursement of such proceeds pursuant to Section 5.9(c) below and to settle and adjust any claim. Any expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become Secured Obligations as if set forth with specificity in Section 2.2 of this Agreement, and, together with interest at the Prime Rate, shall be reimbursed to Lender on demand.

          (c) APPLICATION OF INSURANCE PROCEEDS. After an Event of Default, any insurance proceeds received by Lender with respect to an insured casualty may, subject to the requirements of the following sentence, be retained and applied by Lender toward payment of the Secured Obligations (whether or not then due) in such order as is dictated by the provisions of this Agreement. Notwithstanding the foregoing, Lender shall make available to Debtor insurance proceeds for the purpose of replacing or repairing Collateral or other purpose approved by Lender in its reasonable discretion , provided that (i) no Event of Default or no event that with notice, the passage of time or both would constitute an Event of Default has occurred and is continuing at the time the insured casualty occurs or the insurance proceeds are received, (ii) such proceeds will be disbursed subject to and in accordance with the conditions set forth in
Section 5.9(d), (iii) such proceeds are less than $50,000 in the aggregate with respect to any one loss, and (iv) if such proceeds are disbursed to Debtor, Debtor hereby covenants and agrees forthwith to diligently repair or replace such Collateral or use the proceeds for a purpose approved by Lender in its reasonable discretion.

          (d) DISBURSEMENT OF INSURANCE PROCEEDS. If Debtor uses the proceeds to repair or replace or for another purpose approved by Lender in accordance with the provisions of Section 5.9(c), such proceeds, (i) if less than $50,000 for a single casualty, shall be disbursed directly to Debtor for repair or replacement as required herein, or (ii) if equal to or more than $50,000 shall be disbursed from time to time by Lender in accordance with procedures established by Lender.

                                 ARTICLE 6
                                 ---------

                               MISCELLANEOUS
                               -------------

     6.1 NOTICES. Any notice or communication required or permitted hereunder shall be given as provided in the Loan Agreement.

     6.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits hereto) and the Loan Documents constitute the entire understanding between the parties with respect to the subject matter hereof and supersede all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

     6.3 PRESERVATION OF RIGHTS. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder or under any other Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Secured Obligations. The rights of the Lender under any Document against any party thereto are not conditional or contingent on any attempt by Lender to exercise any of its rights under any other Document against such party or against any other Person.

     6.4 UNENFORCEABILITY. All rights, powers and remedies hereunder conferred shall be exercisable by Lender only to the extent not prohibited by applicable law and to the extent permitted by the Loan Agreement; and all waivers or relinquishments of rights and similar matters shall only be effective to the extent such waivers or relinquishments are not prohibited by applicable law. If any provision of this Agreement or of any of the Loan Documents is invalid or unenforceable in any jurisdiction in any respect or to any extent, it is the stated intention and agreement of Debtor and Lender that any balance of the obligation created by such provision and all other obligations of Debtor to Lender shall remain valid and enforceable and that any unenforceable aspect of such provision shall be fully severable from this Agreement, and the balance of such provision and all other provisions hereof and the Loan Documents shall remain valid, enforceable and in full force and effect in such jurisdiction, and such remaining provisions shall be liberally construed in favor of Lender in order to carry out the provisions and intent hereof. If by final order a court of competent jurisdiction declares any sums which Lender may be otherwise entitled to collect from Debtor under this Agreement or any other Document to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to Debtor's obligations under this Agreement or any other Loan Documents, it is the stated intention and agreement of Debtor and Lender that the sums not in excess of those permitted under such applicable law shall remain fully collectible by Lender under this Agreement. The invalidity of any provision of this Agreement in any jurisdiction or with respect to any entity comprising Debtor shall not affect the validity or enforceability of any such provision in any other jurisdiction or with respect to any other entity comprising Debtor.

     6.5 SURVIVAL OF AGREEMENTS. All representations and warranties of Debtor herein and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of any other Loan Documents and the creation of the Secured Obligations.

     6.6 BINDING EFFECT AND ASSIGNMENT. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Debtor and its successors and permitted assigns, and (b) shall inure, together with all rights and remedies of Lender hereunder, to the benefit of Lender and the successors, transferees and assigns of Lender. Without limiting the generality of the foregoing, Lender may assign or otherwise transfer its rights under any Document to any other Person as permitted under the Agreement, and such other Person shall thereupon become vested with all of the benefits with respect thereto granted to its assignor, herein or otherwise. None of the rights or obligations of Debtor hereunder may be assigned or otherwise transferred without the prior written consent of Lender.

     6.7 TERMINATION. Upon the satisfaction in full of the Secured Obligations, upon the termination or expiration of the commitment of Lender to extend credit to Debtor and upon written request delivered by Debtor to Lender, and upon the expiration of a period of time equal to any possible preference or similar period, the security interest created by this Agreement shall terminate, and all rights to the Collateral shall revert to Debtor. Upon such event, Lender shall, upon the request and at the expense of Debtor (a) return to Debtor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination. The termination of the security interests created by this Agreement shall not terminate or otherwise affect Lender's right or ability to exercise any right, power or remedy on account of any claim for breach of warranty or representation, for failure to perform any covenant or other agreement, under any indemnity or for fraud, deceit or other misrepresentation or omission.

     6.8 GOVERNING LAW. This Agreement is being delivered in and shall be deemed to be a contract governed by the laws of the State of Colorado and shall be interpreted and enforced in accordance with the laws of that state without regard to the principles of conflicts of laws.

     6.9 OBLIGATIONS ABSOLUTE. Debtor acknowledges that this Agreement and Debtor's obligations under this Agreement are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature which might otherwise constitute a defense to this Agreement and the obligations of Debtor under this Agreement or the obligations of any other person or party relating to this Agreement or the obligations of Debtor hereunder or otherwise with respect to the loan.

     6.10 SUBMISSION TO JURISDICTION; SERVICE OF PROCESS. Submission to jurisdiction and service of process shall be as agreed to in Section 10.14 of the Loan Agreement.

     6.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute an original.







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     This Agreement is executed and delivered as of the date first above written.

                              DEBTOR:
                              -------

                              VARI-L COMPANY, INC., a Colorado
                              corporation.



                              By:/s/David G. Sherman
                                  David G. Sherman
                                  President and CEO



                              By: /s/Joseph H. Kiser
                              By:  Joseph H. Kiser, Chairman of the
                                       Board and CSO